UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CYBERONICS, INC.
(Name of Registrant as Specified in its Charter)

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CYBERONICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

SEPTEMBER 18, 2014

Dear Stockholder:

This letter serves as notice that the 2014 Annual Meeting of Stockholders of Cyberonics, Inc., a Delaware corporation, will be held on September 18, 2014, at 10:00 a.m., central time, at our offices, 100 Cyberonics Boulevard, Houston, Texas 77058. At the Annual Meeting, stockholders will be asked to:

1.	Elect the seven director candidates described in the proxy statement to serve for the following year and until their successors are duly elected;
2.	Approve the Annual Executive Bonus Program;
3.	Ratify the selection of KPMG LLP as the independent registered public accounting firm of Cyberonics, Inc. for the fiscal year ending April 24, 2015;
4.	Consider a non-binding, “Say on Pay” advisory vote to approve the compensation of Cyberonics, Inc.’s named executive officers; and
5.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on July 28, 2014 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available commencing September 5, 2014 and may be inspected at our offices during normal business hours prior to the Annual Meeting. The list of stockholders will also be available for review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Even if you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card as promptly as possible to ensure that your shares are represented. If you attend the Annual Meeting, you may withdraw any previously submitted proxy and vote in person.

Sincerely,

August 6, 2014	/s/ David S. Wise
Houston, Texas	David S. Wise
Senior Vice President, Chief Administrative Officer and Secretary

Cyberonics 2014 Proxy Highlights At A Glance

This summary highlights some of the important information you will find in this proxy statement. As it is only a summary, please review the complete proxy statement before you vote.

General Information	Items to be Voted On
Meeting: Annual Meeting of Stockholders	Proposal	Board Recommendation
Meeting Location: Cyberonics Bldg, 100 Cyberonics Blvd,
Houston, TX 77058	No. 1: Election of seven directors	FOR
Date: Thursday, September 18, 2014 at 10:00 a.m. CDT	No. 2: Approve the Annual Executive Bonus Program	FOR
Record Date: July 28, 2014	No. 3: Ratify the selection of KPMG L.L.P. as our independent registered public accounting firm for fiscal year 2015	FOR
Common Shares Outstanding as of Record Date: 26,670,409
Stock Symbol: CYBX
Stock Exchange: NASDAQ	No. 4: "Say-on-Pay" advisory vote to approve named executive officer compensation	FOR
Transfer Agent: Computershare
State and Year of Incorporation: Delaware (1993)	Executive Compensation
Corporate Headquarters: 100 Cyberonics Blvd, Houston, TX 77058	CEO: Daniel J. Moore (age 53; tenure as CEO - 7 years)
Corporate Website: www.cyberonics.com	Fiscal 2014 CEO Total Direct Compensation:
Corporate Governance	• Salary: $613,654
Board Meetings in Fiscal Year 2014: 8	• Annual Executive Cash Bonus Program: $434,938
Standing Board Committees (Meetings in Fiscal Year 2014):	• Long-Term Equity Incentive: $2,179,008
Audit (5); Compensation (7); Nominating & Governance (4)	Other: 401(k) plan; insurance health benefits
Vote Standard: Plurality, with Director Resignation Policy	Portion of Total Compensation Paid in Cash: 32.4%
Classified Board: No, all directors elected annually	Subject to Clawback: Yes
Separate Chairman and CEO: Yes	Say-on-Pay Approval in Fiscal Year 2013: 97.9%
Number of Directors (Number Independent): 7 (6)	Compensation Program Objectives:
Independent Committees: Yes	• Provide a competitive package that attracts and motivates executive officers with the skills and experience we need.
Independent Directors Meet Without Management: Yes
Officer and Director Stock Ownership Guidelines: Yes	• Reward individual performance while ensuring a link among operational performance, stockholder interests and compensation.
Shareholder Rights Plan ("Poison Pill"): No
Business Highlights	• Balance the components of compensation to recognize long-term, as well as annual, objectives.
• Sixth consecutive year of strong growth in net sales, achieving a record $282.0 million.
Long-Term Equity Incentive Elements:
• Delivered 25% increase in our international epilepsy sales.	• Restricted stock or phantom stock units that vest at the end of a three-year period and annually over a four-year period.
• Attained record unit sales of 13,982, an increase of 8.1%.
• Completed our E-36 clinical study in Europe on first-of-its-kind AspireSR® generator (with seizure detection and response) and fully enrolled our E-37 clinical study in the U.S.	• Stock options that vest annually over a four-year period.
• Restricted stock or phantom stock units (granted in fiscal year 2012) that vest over a four-year period if we achieve annual net sales and operating income objectives.

• Obtained CE Mark approval for AspireSR generator and initiated limited commercial launch in Europe.
• Restricted stock or phantom stock units (granted in fiscal year 2012) that vest in fiscal year 2015 if we achieve a total stockholder return objective.
• Submitted application for CE Mark approval in May 2014 for ProGuardian™ seizure monitor and notification system.

 i

CYBERONICS, INC.

100 Cyberonics Boulevard
Houston, Texas 77058

PROXY STATEMENT

These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors (“Board”) of Cyberonics, Inc. for use at our 2014 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held on September 18, 2014, at 10:00 a.m., Central Daylight Time, at our offices, 100 Cyberonics Boulevard, Houston, Texas 77058.

The proxy materials include this proxy statement for the 2014 Annual Meeting of Stockholders and our Annual Report to Stockholders for the fiscal year ended April 25, 2014. If you received a paper copy of these materials by mail, the proxy materials also include a proxy card for the Annual Meeting.

We are mailing to our stockholders a notice that the proxy materials are available on the internet. All stockholders receiving the notice will have the ability to access the proxy materials over the internet and may request to receive a paper copy of the proxy materials by mail or an electronic copy by e-mail. Instructions on how to access the proxy materials over the internet, including the proxy card, or on how to request a paper copy may be found in the notice. In addition, the notice contains instructions on how stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Our stockholders may elect to receive future proxy materials, including the notice of internet availability, by e-mail. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On or about August 6, 2014, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy materials and vote online. This proxy statement, the proxy card, and our 2014 Annual Report to Stockholders are being made available to our stockholders on the internet on or about August 6, 2014.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked (i) to elect the seven director candidates described in this proxy statement to serve for the following fiscal year and until their successors are duly elected, (ii) to approve the Annual Executive Bonus Program; (iii) to ratify the selection of KPMG L.L.P. as our independent registered public accounting firm for the fiscal year ending April 24, 2015, (iv) to vote in an advisory capacity on the compensation of our named executive officers, and (v) to transact such other business as may properly come before the Annual Meeting. Our stockholders are not, however, entitled to nominate any additional directors for election at the Annual Meeting at this time.

Why did I receive these proxy materials?

You received these proxy materials from us in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting because you owned our common stock as of July 28, 2014. We refer to this date as the “record date.”

This proxy statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting. Please read this proxy statement carefully.

What is a proxy?

A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has appointed Daniel J. Moore and Darren W. Alch (the “Proxy Holders”) to serve as proxies for the Annual Meeting.

What does it mean if I receive more than one notice of internet availability or proxy card?

If you receive more than one notice of internet availability or proxy card, then you own our common stock through multiple accounts at the transfer agent or with stockbrokers. Please vote the shares subject to each notice of internet availability and sign and return all proxy cards to ensure that all of your shares are voted at the Annual Meeting.

What is the difference between holding shares as a “stockholder of record” and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a “stockholder of record” of these shares, and you are receiving the notice of internet availability or paper copies of these proxy materials directly from us. As the stockholder of record, you have the right to vote your shares by internet or by telephone as described in the notice of internet availability, to mail your proxy directly to us, or to vote in person at the Annual Meeting.

Most of our stockholders hold their shares in a stock brokerage account or through a bank or other holder of record rather than directly in their own name. If your shares are held in a brokerage account, through a bank, or other holder of record (commonly referred to as being held in “street name”), you are the “beneficial owner” of these shares, and the notice of internet availability or paper copies of these proxy materials are being forwarded to you by that broker, bank, or other custodian. As summarized below, there are distinctions between shares held of record and those held beneficially.

How many votes must be present to hold the Annual Meeting?

There must be a quorum for the Annual Meeting to be held. A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on the record date. As of the record date, there were 26,670,409 shares of our common stock issued and outstanding. Consequently, the presence of the holders of at least 13,335,205 shares of common stock is required to establish a quorum for the Annual Meeting. Proxies that are voted “FOR,” “AGAINST,” or “WITHHELD FROM” a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and also treated as shares “represented and voting” at the Annual Meeting with respect to such matter.

Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when stockholders are present at the Annual Meeting but choose to withhold their vote for any of the matters on which stockholders are voting. “Broker non-votes” occur when other holders of record (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the Annual Meeting and do not otherwise have discretionary authority to vote those shares. Holders of record separately report “broker non-votes” in such situations. The New York Stock Exchange's Rule 452 restricts the circumstances in which brokers who are record holders of shares may exercise discretionary authority to vote those shares. With respect to the Annual Meeting, Rule 452 prohibits brokers from exercising discretionary authority in the election of our directors, in the approval of our annual executive bonus program, and in the advisory vote regarding executive compensation, but brokers may exercise discretionary authority with respect to the ratification of the selection of our independent registered public accounting firm, KPMG L.L.P. Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes, we intend to treat abstentions and broker non-votes as set forth in more detail under “What vote is required to approve each proposal discussed in this proxy statement, and how are my votes counted?”

How many votes do I have?

You are entitled to one vote for each share of common stock that you owned on the record date on all matters considered at the Annual Meeting.

How do I vote my shares?

Shares held directly in your name as the stockholder of record with Computershare Trust Company, N.A., our transfer agent, can be voted in person at the Annual Meeting, or you can follow the instructions on the notice of internet availability mailed to you to submit your vote by telephone or internet, or you can provide a proxy to be voted at the Annual Meeting by signing and dating the proxy card, if one was mailed to you, and returning it in the enclosed postage-paid envelope. If you plan to vote in person at the Annual Meeting, please bring proof of identification. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy by one of the other alternatives described above so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Shares held in street name are shares registered in the name of a bank or broker or other entity, but beneficially owned by another person. If you hold your shares in street name (for example, at your brokerage account), please follow the instructions provided by your record holder to vote your shares. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from your bank, broker, or other holder of record (the record holder) giving you the right to vote the shares. If you hold your shares in street name and wish simply to attend the Annual Meeting, please bring proof of ownership and proof of identification.

If you hold your shares in street name, your record holder will be permitted to exercise voting discretion only in certain limited circumstances, as described more fully above. With respect to the Annual Meeting, Rule 452 prohibits brokers from exercising discretionary voting authority with respect to such shares in the election of directors, the approval of our annual executive bonus program, or the advisory vote regarding executive compensation. Thus, if you do not give your bank, broker, or other holder of record specific instructions, your shares may not be voted in these matters and will not be counted in determining the number of shares necessary for approval.

If you vote by granting a proxy, the Proxy Holders will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the Proxy Holders will vote those shares as recommended by our Board.

What are the recommendations of the Board?

Our Board recommends that you vote:

•	FOR the election of the seven nominated directors;
•	FOR the proposal to approve the Annual Executive Bonus Program;
•	FOR the proposal to ratify the selection of KPMG L.L.P. as our independent registered public accounting firm for the fiscal year ending April 24, 2015; and
•	FOR the proposal to approve the compensation of the Company’s named executive officers.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by (1) submitting a written notice of revocation to our Secretary, David S. Wise, by mail to Cyberonics, Inc., 100 Cyberonics Boulevard, Houston, Texas 77058 or by facsimile at (281) 283-5369; (2) submitting a subsequent telephone or internet vote; (3) mailing in a new proxy card bearing a later date; or (4) attending the Annual Meeting and voting in person, which suspends the powers of the Proxy Holders.

If you hold your shares in street name and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker, or other holder of record in accordance with that entity’s procedures.

Could other matters be decided at the Annual Meeting?

At the time this proxy statement was prepared, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

With respect to any other matter that properly comes before the Annual Meeting, the Proxy Holders will vote as recommended by our Board or, if no recommendation is given, at their discretion.

What vote is required to approve each proposal discussed in this proxy statement, and how are my votes counted?

Election of Directors. A plurality of the votes cast is required for the election of directors. This means that the seven director nominees receiving the highest number of “FOR” votes will be elected to our Board. You may vote “FOR” or “WITHHOLD AUTHORITY” for each director nominee. If you “WITHHOLD AUTHORITY,” your votes will be counted for purposes of determining the presence or absence of a quorum, but will not have an effect on the outcome of the proposal. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as having been voted and will not have an effect on the outcome of the proposal.

In fiscal year 2014, our Board adopted a director resignation policy. Pursuant to this policy, unless our Secretary determines that the number of director nominees exceeds the number of directors to be elected as of the record date for any meeting of the stockholders, a nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation following certification of the stockholder vote. The Board must thereafter determine whether to accept the resignation, and must disclose its decision-making process and decision in a Current Report on Form 8-K.

Other Proposals. For each of the other proposals properly presented for a vote, the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on each of these proposals. If you “ABSTAIN,” your votes will be counted for purposes of establishing a quorum, but will not have an effect on the outcome of the proposal. Pursuant to Rule 452, brokers will be permitted to exercise discretionary voting authority with respect to the ratification of KPMG L.L.P., and so there should not be any broker non-votes on that proposal. Broker non-votes on any other proposal, if any, will not be counted as having been voted and will not have an effect on the outcome of these proposals.

Who is participating in this proxy solicitation, and who will pay for its cost?

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, internet hosting, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card, and any additional information we furnish to our stockholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, executive officers, and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person, or otherwise. These persons will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation.

May I propose actions for consideration at the next annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Corporate Governance — Director Selection Process” (p. 9) and “Proposals for the 2015 Annual Meeting of Stockholders” (p. 59) for more details.

What is “householding” and how does it affect me?

The Securities and Exchange Commission (“SEC”) has implemented “householding” rules that permit us, with a stockholder’s consent, to send a single annual report and proxy statement to any one household receiving more than one set of printed materials. This can happen when two or more different stockholders share the same address or where one stockholder has multiple accounts. Under the householding procedure, each stockholder continues to receive a separate notice of internet availability or notice of any meeting of stockholders and proxy card. We have not instituted householding, but may do so in the future and will notify our registered stockholders who will be affected by householding at that time.

Even though we have not instituted householding, many banks, brokers, and other holders of record apply the householding procedure to materials that they forward to stockholders who request printed materials. If you or your family has one or more “street name” accounts under which you beneficially own our common stock, you may have received householding information from your bank, broker, or other holder of record in the past. Please contact that holder of record directly if you have questions, require additional copies of this proxy statement or our annual report, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

Whom should I contact with questions about the Annual Meeting?

If you have any questions about this proxy statement or the Annual Meeting, please contact our Secretary, David S. Wise, by mail at 100 Cyberonics Boulevard, Houston, Texas 77058 or by telephone at (281) 228-7200.

Where may I obtain additional information about Cyberonics, Inc.?

We refer you to our Annual Report on Form 10-K for the fiscal year ended April 25, 2014 filed with the SEC on June 16, 2014. Our Annual Report to Stockholders, including financial statements, is included among your proxy materials. The Annual Report is not part of the proxy solicitation material. You may also find information about us on our website at www.cyberonics.com.

If you would like to receive any additional information, please contact our Secretary, David S. Wise, by mail at 100 Cyberonics Boulevard, Houston, Texas 77058 or by telephone at (281) 228-7200.

CORPORATE GOVERNANCE

Summary of Our Corporate Governance Practices

Our Board believes that strong corporate governance is essential for the creation of long-term stockholder value. In fiscal year 2014, as in recent years, our Board responded to evolving governance standards by further enhancing our governance practices, which now include:

✓	Annual election of all directors.	✓	No stockholder rights plan (“poison pill”).
✓	Director resignation policy. In fiscal year 2014, our Board adopted a policy that requires the resignation of any director-nominee who receives a greater number of “withheld” votes than “for” votes.	✓
Prohibition on pledging and hedging of our stock by our officers and directors.  Our insider trading policy strictly prohibits our directors and executive officers from pledging our securities or engaging in hedging activities, including short sales or put or call options involving our securities.

✓	Independent Board, other than our Chief Executive Officer. Our Board comprises six non-executive, independent directors and our Chief Executive Officer.
✓
Robust codes of conduct.  We are committed to operating our business with honesty and integrity and maintaining the highest level of ethical conduct.  These absolute values are embodied in our Corporate Code of Business Conduct and Ethics, our Financial Code of Ethics, and our Business Practice Standards.

✓	Independent non-executive chairman. The Chairman of the Board of Directors, Hugh Morrison, is a non-executive, independent director.
✓
Independent Board Committees.  Each of the Audit, Compensation, and Nominating & Governance Committees is made up of independent directors.  Each committee operates under a written charter approved by our Board and posted on our website.

✓
Stock ownership guidelines for our officers and directors.  Significant stock ownership by our officers and directors strongly links the interests of management and our Board with those of stockholders.

✓
Independent directors meet in executive session.  Our six independent directors meet in executive session without our Chief Executive Officer at the outset and conclusion of each quarterly Board meeting.
		✓	Committee authority to retain independent advisors. Each of the Audit, Compensation, and Nominating & Governance Committees has the authority to retain independent advisors.
✓
Double-trigger vesting of cash severance on change in control.  If our Chief Executive Officer is terminated without cause following a change in control, he is entitled to a cash payment equal to two times base salary and average bonus for the preceding two years.
		✓	No gross-up payments. Our employment agreements with our executive officers do not provide for a tax gross-up for any severance or other benefit.

Our Governance Practices

General

We are committed to sound corporate governance practices. Our governance rules and procedures are described in our Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics, Financial Code of Ethics, and charters for each standing committee of our Board. Each of these documents is available on our website at http://ir.cyberonics.com/governance.cfm.

Codes of Ethics

Our Board has adopted a Corporate Code of Business Conduct and Ethics for our employees, agents, and representatives. In addition, our Board has adopted a Financial Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer, controller, and other senior financial officers. A copy of each code is available on our website at http://ir.cyberonics.com/governance.cfm. Any change to, or waiver from, either code will be disclosed as required by applicable securities laws.

Our Board

Board Size

Our Board is currently composed of seven directors. The Nominating & Governance Committee of our Board considers and makes recommendations to our Board concerning the appropriate size and needs of our Board and considers candidates to fill new positions created by expansion or vacancies that occur by resignation, retirement, or any other reason.

Director Independence

As required under the listing rules of The NASDAQ Stock Market L.L.C. (“NASDAQ”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Pursuant to its charter, the Nominating & Governance Committee applies the independence standards required by law, applicable listing rules, our certificate of incorporation or bylaws, or our corporate governance guidelines to determine whether or not each director and each prospective director is independent and makes a recommendation to the Board as to the independence or not of each director or prospective director.

The Nominating & Governance Committee and the Board evaluated all relevant transactions and relationships between each director, or any of his or her family members, and our company, senior management, and our independent registered public accounting firm. Based on this evaluation, the Nominating & Governance Committee and the Board has determined that the following individuals, constituting a majority of the members of our Board, are “independent” as that term is defined in the NASDAQ listing standards and under the U.S. securities laws: Guy Jackson, Joseph Laptewicz, Hugh Morrison, Alfred Novak, Arthur Rosenthal, and Jon Tremmel. Daniel Moore is not independent because he currently serves as our President and Chief Executive Officer (“CEO”).

Meetings

Our Board held a total of eight meetings and acted by written consent four times during the fiscal year ended April 25, 2014. In addition, during the same fiscal year, all directors attended at least 75% of the Board meetings and the meetings held by committees on which the director served.

Executive Sessions; Presiding Director

The independent directors meet in executive session at the beginning and at the end of each regularly scheduled quarterly meeting of our Board. The independent directors met in two executive sessions in each of four meetings during the fiscal year ended April 25, 2014. Our Board has appointed an independent, non-executive Chairman. We believe that an independent Chairman facilitates our Board’s independent oversight of our executive officers’ management of strategic direction, operational execution, and business risk, thereby better protecting stockholder value. Our current non-executive Chairman, Hugh M. Morrison, presides over Board meetings and executive sessions of our independent directors.

Board Oversight of Risk Management

Our Board monitors the manner by which management addresses the various risks we face in many different areas, including business strategy, government regulation, financial condition, internal controls, health care compliance and other legal matters, cyber security, product development, competition for talent, business vitality, operational efficiency, quality assurance, health and safety, supply chain management, reputation, customer buying patterns, natural disasters, and intellectual property, among many others. Our Board believes that, in light of the interrelated nature of our risks, and although a Board committee with insights helpful on particular risks may assist, oversight of risk management ultimately is the responsibility of the full Board.

In carrying out its risk oversight responsibility, our Board receives a quarterly legal risk management report describing the status of all pending and threatened claims and governmental investigations and a quarterly risk management spreadsheet compiling information and actions pertaining to a wide range of risks collected from our executive officers. In addition, at each regularly scheduled quarterly Board meeting, our CEO highlights recent developments, if any, as to significant risks that management believes should be monitored by our Board. Members of our Board also have an opportunity at each regularly scheduled quarterly Board meeting, as well as, at their discretion, anytime between such Board meetings, to question executive management about any risks related to our business.

Annual Meeting Attendance

We do not have a formal policy regarding director attendance at our annual meeting. However, our directors are expected to attend board meetings and meetings of committees on which they serve and to spend the time needed and meet as frequently as necessary to discharge their responsibilities appropriately. Two of our directors attended our 2013 Annual Meeting of Stockholders.

Limitation on Public Company Board Service

The Nominating & Governance Committee monitors the number of public company boards on which each director serves and develops limitations on such service as appropriate to ensure the ability of each director to fulfill his or her duties and as otherwise may be required or limited by applicable securities laws or NASDAQ listing standards. Our Board has adopted a policy, described in our Corporate Governance Guidelines, prohibiting any Board member from serving on the boards of more than four other public companies. In addition, no director may serve on the audit committee of more than two other public company boards, if that director also serves on our Board’s Audit Committee, unless our Board specifically determines that such service would not impair the director’s ability to serve effectively on our Board’s Audit Committee. Our Board currently complies with these policies.

Term and Age Limits

Our Board does not believe it should establish term or age limits. Term and age limits help ensure the availability of fresh ideas and viewpoints, but deprive the Board of directors who have been able to develop, over a period of time, increasing insight into our business and operations. As an alternative to term or age limits, the Nominating & Governance Committee reviews each director’s continuation on our Board every year. In connection with this review, the Nominating & Governance Committee specifically considers whether a director’s tenure has or may compromise his or her independence. In particular, the Nominating & Governance Committee evaluated the independence of Mr. Jackson, who has served on our Board and as our Audit Committee Chairman for 11 years and determined that Mr. Jackson continues to be an independent voice and compelling stockholder advocate, as well as a well-qualified and highly effective Audit Committee Chairman.

Succession Planning

The Nominating & Governance Committee reports to our Board on CEO succession planning at least annually. During the fiscal year ended April 25, 2014, the Nominating & Governance Committee reviewed and confirmed the continued utility of the Board’s CEO-Absence Event Management Process and CEO Candidate Selection Process, respectively, the process for selecting an interim CEO successor in response to an unanticipated need to do so, and the process for identifying a permanent successor to the CEO. Also during the recently concluded fiscal year, our CEO discussed with the Nominating & Governance Committee his recommendations for internal candidate succession on an interim basis in response to an absence event, as well as the current state of development of internal candidates as his permanent successor.

Chairman and Chief Executive Officer

Our Board separates the positions of CEO and Chairman of our Board. Hugh M. Morrison currently serves as the non-executive Chairman of our Board. See “—Executive Sessions; Presiding Director” (p. 7)

Board and Committee Self-Evaluations

Our Board and each of our Board committees conduct an annual self-evaluation to assess the extent to which they are functioning effectively. The Nominating & Governance Committee monitors the self-evaluation process to ensure that the Board and committees conduct and review the results of the evaluations. The assessments focus on our Board’s structure and composition, committees, culture, information and resources, meetings and processes, and key responsibilities, with particular emphasis on areas that can be improved. The self-evaluations are completed at the end of each fiscal year. The results are compiled and reported anonymously and reviewed by the Board and committees in connection with our June meetings.

Director Orientation and Continuing Education

Our Board takes measures as it deems appropriate to ensure that its members act on a fully-informed basis. To that end, our Board adopted a policy requiring that each member of our Board attend at least one director education program every three fiscal years. The Nominating & Governance Committee is responsible for ensuring compliance with this policy, which is set forth in our Corporate Governance Guidelines. Each of our directors is currently compliant with this policy.

Each new director is provided the opportunity to review our business and operations with key personnel on accepting a seat on our Board. We assemble orientation materials for new directors and host an orientation session to introduce our business and our Board procedures and processes. Additional steps with respect to director orientation and continuing education are taken as necessary to comply with applicable securities laws and NASDAQ listing standards.

Director Selection Process

The Nominating & Governance Committee is responsible for establishing criteria for seeking and selecting individuals to recommend to our Board as director candidates. In this regard, the Nominating & Governance Committee considers the entirety of each candidate’s credentials. We have chosen not to specify minimum qualifications that must be met by a candidate, as different factors may assume greater or lesser significance at particular times, and the needs of our Board may vary in light of its composition and the Nominating & Governance Committee’s perceptions about future issues and needs. However, while the Nominating & Governance Committee does not maintain a formal list of minimum qualifications in making its evaluation and recommendation of candidates, it may consider, among other factors:

•	a high ethical character consistent with our Corporate Code of Business Conduct and Ethics, which is available on our website, http://ir.cyberonics.com/governance.cfm;
•
accomplishments within their respective fields, active and former chief executive officers of public companies and leaders of major complex organizations, including scientific, governmental, educational and other non-profit institutions;

•	leaders in the fields of medicine or neurology, including those who have received awards and honors in their fields;
•
relevant business and financial expertise and experience, including expertise and experience particularized to our business, and the ability to offer advice and guidance to the CEO based on that expertise and experience;

•	ability to exercise sound business judgment; and
•	diversity reflecting gender, ethnic background, and professional experience.

The Nominating & Governance Committee values diversity as one of several factors considered in evaluating otherwise well-qualified director candidates, as described above, but it has not adopted a formal policy requiring that it be given more or less consideration than other factors in identifying director candidates.

The Nominating & Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating & Governance Committee or stockholder recommendations, provided that the procedures set forth below are followed. Any invitation to join our Board must be extended by our Board as a whole.

A stockholder or group of stockholders may recommend potential candidates for consideration by the Nominating & Governance Committee by sending a written request to our Secretary, David S. Wise, by mail at 100 Cyberonics Boulevard, Houston, Texas 77058 or by facsimile at (281) 283-5369, not later than 120 calendar days prior to the first anniversary of the annual meeting for the previous year. The written request must include the following:

•	the name and address of the person or persons to be nominated;
•	the number and class of all shares of each class of our stock owned of record and beneficially by each nominee, as reported to the nominating stockholder by the nominee;
•	the information regarding each such nominee required by paragraphs (a), (d), (e), and (f) of Item 401 of Regulation S-K adopted by the SEC;
•	a signed consent by each nominee to serve as our director, if elected;
•	the nominating stockholder’s or stockholders’ name and address;
•	the number and class of all shares of each class of our stock owned of record and beneficially by the nominating stockholder(s); and
•
in the case of a person who holds our stock through a nominee or street-name holder of record, evidence establishing such indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting.

From time to time, the Nominating & Governance Committee may request additional information from the nominee or the nominating stockholder(s). Possible candidates suggested by stockholders are evaluated by the Nominating & Governance Committee in the same manner as other possible candidates.

The stockholder recommendation procedures described above do not preclude a stockholder of record from making proposals at any future annual stockholder meeting, provided that they comply with the requirements described in the section entitled “Proposals for the 2015 Annual Meeting of Stockholders” (p. 59).

Communications from Stockholders and Interested Parties

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of our Board or any director in particular to: c/o David S. Wise, Corporate Secretary, Cyberonics, Inc., 100 Cyberonics Blvd., Houston, Texas 77058.

Our Secretary (or any successor with respect to these duties) will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the addressees. To the extent that the subject matter of a communication relates to matters that have been delegated by our Board to a committee or to an executive officer, our Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of our Board or an executive officer does not imply or create any fiduciary duty of our Board members or executive officers to the person submitting the communications.

Committees of Our Board

General

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee. Each committee is comprised entirely of independent directors, as currently required under the SEC’s rules and regulations and the NASDAQ listing standards, and each committee is governed by a written charter approved by the Board. These charters form an integral part of our corporate governance policies, and a copy of each charter is available on our website at http://ir.cyberonics.com/governance.cfm.

The table below provides the composition of each standing committee of our Board:

Name	Audit Committee	Compensation Committee	Nominating & Governance Committee
Guy C. Jackson	C		X
Joseph E. Laptewicz, Jr.		X	C
Alfred J. Novak	X		X
Arthur L. Rosenthal, Ph.D.	X	C
Jon T. Tremmel		X
_________________
C – Chairman

Audit Committee

The Audit Committee is comprised entirely of independent directors and is governed by a Board-approved charter stating its responsibilities. Under its charter, the Audit Committee is responsible for

•	reviewing our consolidated financial statements and internal controls with management and the independent auditors;
•	monitoring actions we take to comply with our internal accounting and control policies, as well as external financial, legal, and regulatory requirements, and our internal audit function;
•
reviewing the qualifications and independence of the independent registered public accounting firm (“independent auditors”) engaged for the purpose of auditing our consolidated financial statements and internal controls and issuing an audit report for inclusion in our Annual Report on Form 10-K; and

•	the appointment, compensation, and oversight of our independent auditors, including pre-approval of all services, and the evaluation of their performance.

The Audit Committee meets at least quarterly with management, the independent auditor, and our internal audit director in separate executive sessions to discuss any matter that any of these groups believe should be discussed privately. Pursuant to its charter, the committee has the authority, at our expense, to retain professional advisors, including legal, accounting, or other consultants, to advise it in connection with the exercise of its powers and responsibilities

The Board has determined that each Audit Committee member satisfies the standards of independence required by the SEC’s rules and regulations, NASDAQ listing standards, and our Corporate Governance Guidelines. The Nominating & Governance Committee has determined that each Audit Committee member is financially literate and that Messrs. Jackson and Novak qualify as “audit committee financial experts” within the meaning of the SEC’s rules and regulations. A copy of the Audit Committee Charter is available on our website at http://ir.cyberonics.com/governance.cfm.

The Report of the Audit Committee is set forth under “Audit Matters” (p. 58) in this proxy statement.

The Audit Committee held five meetings and acted by written consent two times during the fiscal year ended April 25, 2014.

Compensation Committee

The Compensation Committee is comprised entirely of independent directors and is governed by a Board-approved charter stating its responsibilities. A copy of the Compensation Committee Charter is available on our website at http://ir.cyberonics.com/governance.cfm. The committee establishes the salary and incentive compensation of our executive officers and administers our stock plans. Under its charter, the committee:

•	reviews, evaluates, and approves all agreements, plans, policies, and programs to compensate our officers and to recommend the same for our directors;
•	reviews, evaluates and approves equity and equity derivative awards to our officers, employees, and others, as permitted by our equity award plans; and
•
reviews and discusses with our management the Compensation Discussion and Analysis for the proxy statement for our annual meeting of stockholders and determines whether to recommend to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee works with our executive management team, including our CEO, Chief Financial Officer (“CFO”), and Chief Administrative Officer (“CAO”), to oversee our executive compensation programs.

Our CEO plays a key role in the process by:

•	recommending, at the beginning of the fiscal year, the performance objectives for the Annual Executive Bonus Program;
•	recommending, at the beginning of the fiscal year, adjustments to annual base salaries of the officers;
•	recommending, at the beginning of the fiscal year, equity incentive awards for the officers;
•	preparing, at the end of the fiscal year, an evaluation of each executive officer and a self-evaluation; and
•	preparing, at the end of the fiscal year, an analysis of performance objective achievements and recommending annual bonus amounts for each officer.

During fiscal year 2014, our CFO assisted the Compensation Committee by assembling and providing to our CEO, and through our CEO to the Compensation Committee, certain financial and other data for measuring achievement of performance objectives. Our CAO assisted the Compensation Committee by providing officer compensation data requested by the Compensation Committee’s independent compensation consultant.

The Compensation Committee has the sole authority to retain and terminate a compensation consultant to assist with its responsibilities, as well as the sole authority to approve the consultant’s fees, which are then paid by the company. Our officers do not discuss compensation matters with the Compensation Committee’s consultant, except as needed to respond to questions from the consultant. The Compensation Committee’s consultant does not provide services for the company or any of our officers.

During the third quarter of fiscal year 2014, the Compensation Committee engaged the services of Pearl Meyer & Partners (“Pearl Meyer”), an experienced compensation consulting firm, to prepare a peer-group review and, in the fourth quarter, assessments of current compensation for our officers. Pursuant to its charter and NASDAQ and SEC rules and regulations, the Compensation Committee determined that Pearl Meyer is independent and that its work for the Compensation Committee does not raise a conflict of interest. Pearl Meyer met with the committee in June 2014 to explain and discuss its reports, as the committee considered its compensation decisions for fiscal years 2014 and 2015.

The Board has determined that each Compensation Committee member satisfies the standards of independence required by the SEC’s rules and regulations, NASDAQ listing standards, and our Corporate Governance Guidelines.

The report of the Compensation Committee is set forth under “Compensation Committee Report” (p. 39) in this proxy statement.

The Compensation Committee held seven meetings and acted by written consent three times during the fiscal year ended April 25, 2014.

Nominating & Governance Committee

The Nominating & Governance Committee is comprised entirely of independent directors and is governed by a Board-approved charter stating its responsibilities. Under the terms of its charter, the committee develops and recommends corporate governance principles and policies to our Board and administers the process for identifying candidates for membership on our Board. This includes developing criteria for Board membership and recommending and recruiting director candidates. For information regarding the committee’s policies and procedures for identifying, evaluating, and selecting director candidates, including candidates recommended by stockholders, please see “— Director Selection Process” (p. 9).

The committee evaluates the independence and other standards applicable to service on the Board and its committees, including whether each Audit Committee member is financially literate and an “audit committee financial expert” within the meaning of the rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and makes recommendations to the Board regarding director independence. The committee also evaluates and recommends changes as appropriate to Board and committee size, composition, and chairmanship and committee structure and administers the process for annual Board and committee self-evaluations. Finally, the committee prepares and recommends the Board’s CEO succession planning policies and reviews succession planning activities.

The Board has determined that each of the Nominating & Governance Committee members satisfies the standards of independence required by the SEC’s rules and regulations, NASDAQ listing standards, and our Corporate Governance Guidelines. A copy of the Nominating & Governance Committee Charter is available on our website at http://ir.cyberonics.com/governance.cfm.

The Nominating & Governance Committee held four meetings and did not act by written consent during the fiscal year ended April 25, 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is now, or at any time has been, employed by or served as an executive officer of Cyberonics, Inc. or any of its subsidiaries, or has had any substantial business dealings with Cyberonics, Inc. or any of its subsidiaries. None of our executive officers is now, or at any time has been, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of the Compensation Committee or our Board.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

Recognizing that related-person transactions involving our company present a heightened risk of conflicts of interest or improper valuation (or the perception thereof), our Board adopted a formal written process for reviewing, approving, and ratifying transactions with related persons. This process is described below.

General

Under the policy, any “Related-Person Transaction” may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy.

For these purposes, a “Related Person” is:

•	a senior officer (which shall include, at a minimum, each executive officer and Section 16 officer) or director;
•	a stockholder owning more than 5% of our company (or its controlled affiliates);
•	a person who is an immediate family member of a senior officer or director; or
•	an entity that is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of that entity.

For these purposes, a “Related-Person Transaction” is a transaction between our company and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than:

•	transactions involving compensation approved by the Compensation Committee;
•	transactions available to all employees generally; and
•	transactions involving less than $50,000 when aggregated with all similar transactions.

Audit Committee Approval

Our Board has determined that the Audit Committee is best suited to review and approve Related-Person Transactions. Accordingly, in the event that management recommends a Related-Person Transaction, management is required to present the transaction to the Audit Committee in advance of entering into the transaction. If management is unable to present the transaction to the Audit Committee for approval in advance, management may enter into the transaction preliminarily, subject to ratification by the Audit Committee; provided, however, that if the Audit Committee does not so approve, management must make all reasonable efforts to cancel or annul the transaction, or if unable to do so, to amend it in a satisfactory manner. The Audit Committee may approve or ratify a Related-Person Transaction only if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Corporate Opportunity

Our Board recognizes that a member of our management or a director may be presented with a significant business opportunity that may equally be available to our company, either directly or via referral. Before the opportunity may be consummated by a Related Person (other than an otherwise unaffiliated 5% stockholder), the opportunity must be presented to the Audit Committee for consideration. The Audit Committee, in its discretion, may present the opportunity to our Board for consideration.

Disclosure

Related-Person Transactions, if required by SEC rules and regulations, must be disclosed in our applicable filings.

Transactions

Since the beginning of the fiscal year ended April 25, 2014, we have not entered into any Related-Person Transactions, and there are no such currently proposed transactions.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Proposal No. 1: Election of Directors

Our Board is composed of seven directors, all of whom are nominated for reelection at the Annual Meeting. Unless otherwise instructed, the Proxy Holders will vote all of the proxies received by them FOR each of the seven nominees named below. In the event that any of the nominees become unavailable, the Proxy Holders will vote, in their discretion, for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the 2015 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier resignation or removal.

Our Director Nominees

Based on recommendations from the Nominating & Governance Committee, our Board has nominated seven directors for election at the Annual Meeting. The names and certain information about the nominees, including their ages as of the Annual Meeting date, are set forth below:

Age

Guy C. Jackson	72
Joseph E. Laptewicz, Jr.	65
Daniel J. Moore	53
Hugh M. Morrison	67
Alfred J. Novak	66
Arthur L. Rosenthal, Ph.D.	67
Jon T. Tremmel.	68

Mr. Jackson has been a member of our Board since July 2003. In June 2003, Mr. Jackson retired from the accounting firm of Ernst & Young LLP after 35 years with the firm and one of its predecessors, Arthur Young & Company. During his career, Mr. Jackson served as the audit partner for a number of public companies. Mr. Jackson has a B.S. degree from The Pennsylvania State University and a M.B.A. from the Harvard Business School. Mr. Jackson also serves on the board of directors and is chairman of the audit committees of Digi International, Inc., a technology company, and Life Time Fitness, Inc., an operator of health and activity centers, and is a former director and chairman of the audit committees of Urologix, Inc., a medical device company, and EpiCept Corporation, a specialty pharmaceutical company, which merged with Immune Pharmaceuticals Inc. Mr. Jackson’s particular qualifications for service on our Board include his understanding of audit committee and board processes, his substantial experience with external and internal audits, his expertise in the finance area, and his medical technology knowledge gained as a partner at Ernst & Young LLP and on other boards.

Mr. Laptewicz has been a member of our Board since September 2008. Mr. Laptewicz, who retired as a business executive in 2000, has extensive medical device experience. From 1998 to 2005, he served on the board of directors of Advanced Neuromodulation Systems, Inc., a publicly-held manufacturer of implantable neuromodulation devices for the treatment of pain acquired by St. Jude Medical, Inc. in 2005. From 1996 to 2003, he served on the board of directors of AngioDynamics, Inc., a publicly-held manufacturer of interventional radiology products. From 1994 to 2000, Mr. Laptewicz served as President and CEO, and from 2001 to 2004 as Chairman of the board of directors, of Empi, Inc., a leading manufacturer and provider of non-invasive medical products for pain management and physical rehabilitation. From 1972 to 1994, Mr. Laptewicz served in various positions of increasing responsibility for subsidiaries of Pfizer, Inc., at the time a large pharmaceutical and medical technology company, including Vice President and General Manager from 1990 to 1991 and President from 1991 to 1994 of Schneider (USA), Inc., a worldwide manufacturer of catheters, stents, and related medical products. Mr. Laptewicz’s particular qualifications for service on our Board include many years of demonstrated managerial ability from service as CEO and President and in other senior executive positions at medical technology companies and his experience serving on the board of directors of Advanced Neuromodulation Systems, Inc.

Mr. Moore was appointed to our Board in May 2007. Contemporaneous with his appointment to our Board, Mr. Moore was appointed by our Board as President and CEO. Mr. Moore joined us from Boston Scientific Corporation (“Boston Scientific”), a diverse maker of minimally invasive medical products, where, since 1989, he held positions in sales, marketing, and senior management in the United States and in Europe. His last position at Boston Scientific was President, International Distributor Management. Prior to that role, he held the position of President, Inter-Continental, the fourth largest business unit of Boston Scientific, with more than 1,000 global employees and revenues exceeding $700 million. Mr. Moore previously held senior management positions at several Boston Scientific U.S. and international divisions. He currently serves as a member of the board of directors for the Epilepsy Foundation of America, the Epilepsy Foundation of Texas (immediate past-President), the Epilepsy Foundation of Texas-Houston (immediate past-President), the board of directors for the Medical Device Manufacturers Association (immediate past-Chair), and as a member of the boards or advisory boards for BioHouston, Inc. and the Weldon School of Biomedical Engineering at Purdue University. He currently serves on the board of directors of TriVascular Technologies, Inc., a publicly-traded medical technology company providing device solutions for endovascular aortic repair. He also serves on the boards of two privately-held medical technology companies, BrainScope Company, Inc., a company focused on traumatic brain injury, where he serves as Chairman, and Topera, Inc., a company focused on atrial fibrillation. By virtue of his being a director of Boston Scientific Argentina S.A. while he served as an officer for Boston Scientific, Mr. Moore is named as one of several defendants in a criminal proceeding filed in May 2011 in the Federal Court for Criminal and Correctional Matters No. 4 in Buenos Aires, Argentina. The proceeding pertains to alleged fraudulent conduct in connection with a public tender for the sale of cardiac stents in 2006. Mr. Moore has denied any knowledge of or culpability for the alleged fraudulent conduct and has urged dismissal of the charges. In December 2013, the Argentine federal court dismissed the charges, and the prosecutor appealed the dismissal. In June 2014, the court of appeals dismissed the appeal, concluding the matter as to Mr. Moore. Mr. Moore’s particular qualifications for service on our Board include his extensive domestic and international sales, management, and operating executive experience at a diverse, global medical device manufacturer, as well as his service as the President and CEO of our company.

Mr. Morrison was appointed to our Board in November 2006. From July 2012 to present, Mr. Morrison has engaged in independent consulting and investments. From September 2008 through June 2012, he was a Managing Director at Callahan Advisors, LLC, an investment management company. From 1983 to December 2005, Mr. Morrison served as a director, and from January 1998 to December 2005 as chairman of the board of directors, of Advanced Neuromodulation Systems, Inc., a publicly-held designer, developer, manufacturer, and marketer of advanced implantable neurostimulation devices acquired by St. Jude Medical, Inc. in 2005. Mr. Morrison served as a director of Owen Healthcare, Inc., a publicly held hospital pharmacy management firm, from 1994 until it was acquired in 1996 by Cardinal Healthcare. In addition, Mr. Morrison served as a director of Dow Hickam Pharmaceuticals, Inc., a pharmaceutical manufacturer and marketer, from 1984 to 1991, when the company was sold to Mylan Laboratories, Inc. From March 1996 to May 2006, Mr. Morrison served as President and CEO, and from January 1998 to May 2006 as Chairman of the board of directors, of Pilgrim Cleaners, Inc., a retail dry cleaning company operating over 100 stores (“Pilgrim”), and its parent, Clean Acquisition, Inc. (“Clean”). In January 2004, Pilgrim and Clean each filed a petition under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas, Houston Division. Subsequent to Mr. Morrison’s resignation, Pilgrim and Clean each filed a petition under Chapter 7 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas, Houston Division in July 2006. Mr. Morrison is licensed as a Certified Public Accountant. Mr. Morrison’s particular qualifications for service on our Board include his extensive board leadership experience in the healthcare sector, specific knowledge of neurostimulation device businesses, his operating executive experience, and his accounting expertise.

Mr. Novak was appointed to our Board in January 2007. Since April 2014, Mr. Novak has been engaged as President and CEO of Syntheon Cardiology, LLC, an early-stage company developing a percutaneous prosthetic aortic heart valve. Since September 1999, he has served on the board of directors of OrbusNeich Medical Technology Company, Ltd., a privately-held interventional cardiology company, where he was Chairman and CEO from January 2010 until October 2013. He previously served as Chairman of the board of directors of ProRhythm, Inc., a privately-held company dedicated to the treatment of atrial fibrillation through the use of ultrasound technologies. In September 1998, he was a founder of Syntheon, LLC, a privately-held company that focused on minimally invasive medical devices for the gastroenterology and vascular markets. From October 2002 until March 2006, Mr. Novak was the President, CEO and a director of Novoste Corporation, a publicly-held interventional cardiology company. From December 1998 until October 2002, Mr. Novak was a member of the board of directors of Sutura, Inc., a vascular closure company. Mr. Novak was President, CEO, and a director of Biosense, Inc., an electrophysiology company, from July 1996 until January 1998 when it was acquired by Johnson & Johnson. He was employed by Cordis Corporation, then a publicly-held cardiology company, from April 1984 until July 1996 when it was acquired by Johnson & Johnson. At Cordis, he served as Vice President and CFO and had additional responsibility for Americas Sales and Marketing, Asia Pacific operations, electrophysiology and interventional neuroradiology, strategic planning and business development activities. Mr. Novak’s particular qualifications for service on our Board include his broad operating executive experience as CEO and CFO at medical device companies, his board of director experience at medical device companies, his expertise concerning new product development, regulatory approval and commercialization of medical devices, and his finance and accounting expertise.

Dr. Rosenthal was appointed to our Board in January 2007. Since June 2010, he has served as Professor of Practice in the Biomedical Engineering Department at Boston University. Since December 2011, he has also served as CEO of gEyeCue, Ltd., which he co-founded, a development stage medical device company working on a guided biopsy for lower and upper gastrointestinal cancer screening. From June 2011 until July 2012, he served as executive vice chairman of Cappella Medical Devices Ltd. (now ArraVasc Ltd.), a development-stage company focused on novel device solutions for coronary artery disease. From June 2009 until June 2011, he served as President and CEO of Cappella, Inc. Dr. Rosenthal served as chairman, from January 2002, and CEO, commencing in January 2005, of Labcoat, Ltd. until its acquisition by Boston Scientific Corporation in December 2008. From January 1994 to May 2000, he was a Senior Vice President, Corporate Officer, and Chief Development Officer of Boston Scientific, and from May 2000 until his retirement in January 2005, he was a Senior Vice President, Chief Scientific Officer, and Executive Committee Member of Boston Scientific. From 2000 until 2010, Dr. Rosenthal served as a non-executive director, and from 2006 through 2009, as chairman of the Remuneration Committee, of Renovo, Ltd., a U.K.-based pharmaceutical company that became publicly traded in 2006. In July 2009, Dr. Rosenthal joined the board of Interface Biologics, Inc., a Toronto-based development stage company focused on drug delivery devices, as a non-executive director. In April 2011, he was elected Chairman at Interface Biologics, Inc. In June 2011, he joined the board of Arch Therapeutics, Inc., a life science company based in Natick, MA developing liquid polymers to stop or control bleeding. Dr. Rosenthal’s particular qualifications for service on our Board include more than 40 years developing medical device technologies as an individual contributor, technology executive, and serial entrepreneur, his extensive knowledge of regulatory and compliance requirements pertaining to medical devices, his experience with new product development and technology commercialization, and his experience as an operating executive at a major medical device manufacturer.

Mr. Tremmel was elected to our Board in 2010. He has been a business consultant since his retirement from Medtronic, Inc. in April 2007, where he had been the President of Medtronic’s Neurological Division since March 2003 and President of Medtronic’s Physio-Control Division from May 2001 until March 2003. Mr. Tremmel also served as the President of Medtronic’s Tachyarrhythmia Management and Interventional Vascular Divisions between 1992 and 2001. Prior to 1992, he served in various positions of increasing responsibility at Medtronic after joining the company in 1978. Mr. Tremmel currently serves on the board of directors and compensation committee of EnteroMedics, Inc., a publicly-traded company that has developed a neurostimulation device for the treatment of obesity, ACell Inc., a privately-held company developing products for the treatment of regenerative and tissue repair applications in wounds, and Flowonix Medical Incorporated, a privately-held company developing implantable drug pump technology for pain and other indications. Mr. Tremmel’s particular qualifications for service on our Board include his extensive global experience in the medical device industry, including expertise in strategic planning, new business development, and organization development, as well as specific responsibility for a large implantable neurostimulation device business.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF OUR BOARD’S NOMINEES IDENTIFIED ABOVE.

Proposal No. 2: Approval of the Annual Executive Bonus Program

We are seeking your approval of the Cyberonics, Inc. Annual Executive Bonus Program (the “Program”), which the Compensation Committee adopted on July 14, 2014. The purpose of the Program is to promote our success and enhance our value by linking the personal interests of our employees to our stockholders. We believe that to be successful, our employees need to think like stockholders. To align our annual awards with the compensation philosophy adopted by our Compensation Committee, our Compensation Committee and the Board are asking you to approve the Program.

The Program is designed to help protect the deductibility of compensation paid to certain of our employees, and is intended to comply with Section 162(m) of the Internal Revenue Code, as amended. As background, Section 162(m) generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to certain of our executive officers, unless such compensation is based on objective performance goals that are approved by our stockholders. To qualify under Section 162(m), the material terms under which the particular performance-based compensation is to be paid, including (1) the performance goals, (2) the group of employees whose compensation would be subject to the performance goals, and (3) the maximum amount payable to an executive officer, must be disclosed to, and approved by, our stockholders.

Material Terms of the Program

Limits on Awards. The maximum award that may be issued or transferred to any one individual during any fiscal year is $2.0 million.

Eligibility. Persons eligible to receive awards under the Program include our officers and key employees. The Compensation Committee determines from time to time the participants to whom awards will be granted.

Performance-Based Awards. The Compensation Committee of the Board may designate any award, the exercisability or settlement of which is subject to the achievement of performance conditions, as a performance-based award that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In order to qualify as performance-based compensation, the performance objective(s) used for the performance-based award must be selected from the list of performance objectives set forth in the Program. The performance objectives set forth in the Program are: net income; cash flow; cash flow on investment; taxes; pre-tax or post-tax profit levels or earnings; operating income or earnings; closings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales; sales growth; sales volume; economic profit; economic value added; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; share price; share price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; revenue before deferral; regulatory body approval for commercialization of a product; implementation or completion of critical projects; research; manufacturing; market share; in-licensing; out-licensing; product development; new products; company-specific operational metrics; quality measures; safety measures; government relations; compliance; mergers; and acquisitions or sales of assets or subsidiaries. The Compensation Committee may select any number of performance objectives from this list of performance objectives when establishing the performance measures of a performance-based award, but such objectives must be set no later than 90 days after the beginning of the applicable performance period. The Program allows performance objectives to be described in terms of objectives that are related to an individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured in GAAP or non-GAAP measures on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Material Features of the Program

The following summary of the principal terms of the Program is qualified in its entirety by the full text of such Program, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the Program is to attract and retain employees by providing them with additional incentives, and to promote the success of our business.

Administration. The Compensation Committee will administer the Program. The Compensation Committee determines the terms and conditions of awards, including the performance goals, the target amount of the award, the maximum amount of any award, and the actual award.

Termination or Changes to the Program. The Compensation Committee may amend or terminate the Program at any time and in any manner. Unless required by applicable law or listing agency rule, stockholder approval for any amendment will not be required. Generally speaking, outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.

Federal Income Tax Treatment of Awards. Awards under the Program are generally taxable to the participant as ordinary income at the time the award is paid to the participant. Awards under the Program are intended to be deductible to our company under the performance-based exception of Section 162(m) of the Code; however, the deductibility of any particular award cannot be guaranteed, and our Company reserves the right to pay non-deductible compensation under the Program.

Benefits of the Program

Awards are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Program.

Vote Required

At the Annual Meeting, you are being asked to approve the Annual Executive Bonus Program. The affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the meeting is required for approval.

We intend for this approval to satisfy one of the conditions required for certain payments under the Annual Executive Bonus Program, if applicable, to qualify for deduction under Section 162(m) of the Internal Revenue Code.

OUR BOARD RECOMMENDS VOTING “FOR” THE APPROVAL OF THE ANNUAL EXECUTIVE BONUS PROGRAM.

Proposal No. 3: Ratification of the Selection of the Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG L.L.P. as our independent registered public accounting firm to conduct our audit for the fiscal year ending April 24, 2015.

We engaged KPMG L.L.P. to serve as our independent registered public accounting firm and to audit our consolidated financial statements beginning with the fiscal year ended April 25, 2002. The engagement of KPMG L.L.P. has been approved annually by our Board or by the Audit Committee, as the Board’s delegate. The Audit Committee has reviewed and discussed the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and has recommended, and our Board has approved, their inclusion therein. See “Audit Matters—Report of the Audit Committee” (p. 58).

Although stockholder ratification of the selection of KPMG L.L.P. is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote on this selection. Even if the selection is ratified, however, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of us and our stockholders.

A representative of KPMG L.L.P. is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions from stockholders at the Annual Meeting.

OUR BOARD RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP.

Proposal No. 4: Advisory Vote on the Compensation of the Company’s Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 14A of the Exchange Act and our Board’s commitment to annual advisory votes, we are providing stockholders with the opportunity to cast a non-binding “Say-on-Pay” advisory vote on the compensation of our named executive officers as set forth in this proxy statement. This vote is not binding on our Board, but the Compensation Committee will take the results of the vote into account when considering executive compensation. At our annual meeting last year, our Say-on-Pay proposal received the support of more than 97.9% of the shares voted on the matter.

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors, and 10% stockholders are also required by securities laws to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3, 4, and 5 (including amendments to such forms) furnished to us during and with respect to our fiscal year ending April 25, 2014, except as set forth below, no director, officer, or beneficial owner of more than 10% of our outstanding shares failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during fiscal year 2014. Dr. Rosenthal filed a Form 4 one day late for restricted stock awarded on September 19, 2013.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 28, 2014, except where otherwise noted, certain information with respect to the amount of our common stock beneficially owned (as defined by the SEC’s rules and regulations) by (1) each of our named executive officers, (2) each of our directors and director nominees, (3) all current executive officers and directors as a group and (4) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock. Except as otherwise noted below, we are not aware of any agreements among our stockholders that relate to voting or investment of shares of our common stock.

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Shares Owned	Shares Acquirable Within 60 Days	Total Beneficial Ownership	Percent of Class (2)

Named Executive Officers:
Daniel J. Moore (3)	223,038	63,090	286,128	1.07%
Gregory H. Browne (4)	62,911	13,618	76,529	*
Rohan H. Hoare (5)	16,166	2,493	18,659	*
Milton M. Morris (6)	34,146	58,349	92,495	*
David S. Wise (7)	74,120	37,133	111,253	*

Directors and Director Nominees: (8)
Guy C. Jackson (9)	34,288	—	34,288	*
Joseph E. Laptewicz, Jr. (10)	24,064	—	24,064	*
Hugh M. Morrison (11)	10,954	—	10,954	*
Alfred J. Novak (12)	14,705	—	14,705	*
Arthur L. Rosenthal, Ph.D. (13)	12,950	—	12,950	*
Jon T. Tremmel (14)	16,117	—	16,117	*

All current executive officers and directors as a group (17 persons)	760,447	310,180	1,070,627	3.97%

5% Holders Not Listed Above
BlackRock, Inc (15) 40 East 42nd Street New York, NY 10022	2,381,268	—	2,381,268	8.93%

Palo Alto Investors, LLC (16) 470 University Avenue Palo Alto, CA 94301	1,951,581	—	1,951,581	7.32%

Renaissance Technologies LLC (17) 800 Third Avenue New York, NY 10022	2,310,094	—	2,310,094	8.66%

The Vanguard Group, Inc. (18) 100 Vanguard Blvd. Malvem, PA 19355	1,773,542	—	1,773,542	6.65%

* Less than 1%

(1)
Beneficial ownership is determined in accordance with the SEC’s rules and regulations and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options and warrants currently exercisable, or exercisable within 60 days after July 28, 2014, are deemed outstanding for purposes of computing the percentage of shares beneficially owned by the person holding such rights, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Based on total shares outstanding of 26,670,409 at July 28, 2014.
(3)
The Total Beneficial Ownership column includes 134,658 shares of unvested restricted stock as to which Mr. Moore does not have investment power and includes 24,640 shares owned by the Moore Family 2011 Gift Trust, 13,683 shares owned by the Moore Family 2012 Gift Trust, 5,586 shares owned by the DJM Family Partnership, Ltd., in which Mr. Moore’s spouse owns a limited partner interest, and 14,560 shares owned by Grace M. Moore, Mr. Moore’s spouse. One of the beneficiaries of the Moore Family 2011 Gift Trust and the Moore Family 2012 Gift Trust is an adult child residing with Mr. Moore.

(4)	The Total Beneficial Ownership column includes 36,098 shares of unvested restricted stock as to which Mr. Browne does not have investment power.
(5)	The Total Beneficial Ownership column includes 16,166 shares of unvested restricted stock as to which Dr. Hoare does not have investment power.
(6)	The Total Beneficial Ownership column includes 34,146 shares of unvested restricted stock as to which Dr. Morris does not have investment power.
(7)	The Total Beneficial Ownership column includes 36,215 shares of unvested restricted stock as to which Mr. Wise does not have investment power.
(8)	Excludes the beneficial ownership of Mr. Moore, which is reported above.
(9)	The Total Beneficial Ownership column includes 2,454 shares of unvested restricted stock as to which Mr. Jackson does not have investment power.
(10)	The Total Beneficial Ownership column includes 2,454 shares of unvested restricted stock as to which Mr. Laptewicz does not have investment power.
(11)	The Total Beneficial Ownership column includes 2,454 shares of unvested restricted stock as to which Mr. Morrison does not have investment power.
(12)	The Total Beneficial Ownership column includes 2,454 shares of unvested restricted stock as to which Mr. Novak does not have investment power.
(13)	The Total Beneficial Ownership column includes 2,454 shares of unvested restricted stock as to which Dr. Rosenthal does not have investment power.
(14)	The Total Beneficial Ownership column includes 5,326 shares of unvested restricted stock as to which Mr. Tremmel does not have investment power.
(15)	The shares set forth in the table reflect the number of shares beneficially owned as of December 31, 2013, based on a Schedule 13G/A dated January 17, 2014 filed by Blackrock, Inc.
(16)	The shares set forth in the table reflect the number of shares beneficially owned as of December 31, 2013, based on a Schedule 13G/A dated February 14, 2014 filed by Palo Alto Investors, LLC.
(17)	The shares set forth in the table reflect the number of shares beneficially owned as of December 31, 2013, based on a Schedule 13G/A dated February 13, 2014 filed by Renaissance Technologies LLC.
(18)	The shares set forth in the table reflect the number of shares beneficially owned as of December 31, 2013, based on a Schedule 13G/A dated February 6, 2014 filed by The Vanguard Group.

The following table sets forth certain information regarding our equity compensation plans as of April 25, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by security holders (1)	983,115	35.42	2,094,626
Equity compensation plans not approved by security holders (2)	29,272	29.28	290,185
Total	1,012,387	35.25	2,384,811
_________________________

(1)
The Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan (“1996 Stock Plan”), the Cyberonics, Inc. Amended and Restated 1997 Stock Plan (“1997 Stock Plan”), the Cyberonics, Inc. 2005 Stock Plan (“2005 Stock Plan”), and the Cyberonics, Inc. 2009 Stock Plan (“2009 Stock Plan”) were approved by our Board and became effective in November 1996, November 2000, October 1998, March 2005, and August 2009, respectively. Options granted under the 1996 Stock Plan (now expired), the 1997 Stock Plan (no longer available), and the 2005 Stock Plan (no longer available) generally vest ratably over four or five years following their date of grant. No awards granted under the 1998 Stock Plan (now expired) currently remain outstanding. Option awards have a maximum term of 10 years. The following table reflects the number of options, warrants, and rights outstanding and the number of shares available for awards under the stock plans as of April 25, 2014:

Stock Plan	Outstanding Options, Warrants and Rights	Shares Available for Future Issuance

1996 Stock Plan	58,475	0
1997 Stock Plan	129,952	0
2005 Stock Plan	19,500	0
2009 Stock Plan	775,188	2,094,626

(2)
New Employee Equity Inducement Plan. The Cyberonics, Inc. New Employee Equity Inducement Plan (the “New Employee Plan”), which has not been approved by stockholders, was adopted by our Board on June 1, 2003. It was amended and restated by our Board on April 24, 2007. The New Employee Plan provides for the award of unrestricted shares, restricted stock, and stock options to newly-hired employees. We have reserved 1,150,000 shares of common stock for issuance under the New Employee Plan. All option awards will have an exercise price per share of no less than 100% of the fair market value per share of our common stock on the grant date. Any vesting period and the term of the option, up to ten years, as well as the form of consideration to be paid on exercise, are determined by the Compensation Committee at the time the award is granted. The terms of any restricted stock award, including forfeiture terms, are also determined by the Compensation Committee at the time the award is granted.

LEGAL PROCEEDINGS

As previously reported, in December 2013, after the United States declined to intervene, the United States District Court for the District of Massachusetts unsealed a qui tam action (13-cv-10214) filed against Cyberonics, Inc. under the federal False Claims Act (“FCA”) and the false claims statutes of 28 different states and the District of Columbia. The FCA prohibits the submission of a false claim or the making of a false record or statement to secure reimbursement from, or limit reimbursement to, a government-sponsored program. A “qui tam” action is a lawsuit filed under seal by a private individual (a “relator”) purporting to act on behalf of the government. The government, after reviewing and investigating the allegations, may elect to participate, or intervene, in the lawsuit.

This qui tam action was filed in February 2013 by former employee Andrew Hagerty. Previously, in August 2012, Mr. Hagerty filed a related lawsuit in the same court and then voluntarily dismissed that lawsuit immediately prior to filing this qui tam action. In addition to his claims for wrongful and retaliatory discharge stated in the first lawsuit, the qui tam lawsuit alleges that we violated the FCA and various state false claims statutes while marketing our VNS Therapy® System and seeks an unspecified amount consisting of treble damages, civil penalties, and attorneys’ fees and expenses.

In October 2013, the United States declined to intervene in the qui tam action, and in December 2013, the district court unsealed the action. The district court’s order unsealing the matter requires that the complaint be served no later than 120 days from October 29, 2013. In February 2014, after receiving notice that the relator intended to pursue the lawsuit, we agreed to waive service of the summons and complaint.

In April 2014, we filed a motion to dismiss the qui tam complaint, alleging a number of deficiencies. In May 2014, Mr. Hagerty filed a First Amended Complaint, and the parties agreed to a briefing schedule for an updated motion to dismiss the amended complaint. We filed the updated motion in June 2014, and the parties’ briefing on the motion was completed in July 2014.

Our other pending legal proceedings are limited to ordinary routine litigation incidental to our medical device business.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Name	Age	Position

Daniel J. Moore	53	President & CEO
Darren W. Alch	48	Vice President, General Counsel & Assistant Secretary
Gregory H. Browne	61	Senior Vice President, Finance & CFO
Rohan H. Hoare	49	Senior Vice President & Chief Operating Officer
Bruce H. KenKnight	53	Vice President, Emerging Therapy
Milton M. Morris	44	Senior Vice President, Research & Development
Bryan D. Olin	47	Vice President, Clinical , Quality & Regulatory
Sherrie L. Perkins	60	Vice President, Marketing & New Business Development
Randal L. Simpson	54	Vice President, Operations
Mark S. Verratti	46	Vice President, Global Sales
David S. Wise	59	Senior Vice President, Chief Administrative Officer & Secretary

Mr. Moore’s biographical information is set forth under “Items To Be Voted On By Stockholders — Proposal No. 1: Election of Directors — Our Director Nominees” (p. 15).

Mr. Alch joined us in August 2005 as Compliance Officer and Assistant General Counsel. He also assumed the role of Privacy Officer at that time. He was appointed Assistant Corporate Secretary in December 2010. In April 2011, he was appointed to the position of Vice President, Corporate Counsel & Compliance Officer and Assistant Secretary, and in April 2013, he was appointed to his current position as Vice President, General Counsel and Assistant Secretary. Before joining Cyberonics, he was a shareholder in the health law group of the national law firm of Jenkens & Gilchrist, P.C., which he joined in 1996. Prior to Jenkens & Gilchrist, he worked for pharmaceutical manufacturer Pfizer, Inc. in a sales and marketing capacity. Mr. Alch is a graduate of the U.S. Military Academy at West Point, and served on active duty in the U.S. Army as a field artillery officer.

Mr. Browne joined us in July 2007 as Vice President, Finance & CFO. In April 2011, he was promoted to Senior Vice President, Finance & CFO. Mr. Browne has served as both CEO and CFO for several publicly-traded healthcare companies. From May 2002 to June 2006, he was CFO at Amedisys, Inc., a home nursing company with revenues in excess of $600 million, during a period of substantial growth in revenue, profitability and market capitalization. From June 2006 to November 2006, Mr. Browne was a private investor, and from November 2006 to July 2007, he was a partner with Tatum, LLC, an executive services company. Since 2010, Mr. Browne has served as a director and member of the Compensation Committee of WCS Corporation, LLC, a privately-held company focused on wound care solutions. He was the founder in 1996 and served as President until March 2001 and a director until October 2001 of PeopleWorks, Inc., a human resource outsourcing company. From January 1992 to July 1995, he served as CEO for Ramsay Healthcare Inc., a provider of psychiatric services, and from 1989 to 1991 as CEO for Ramsay-HMO, Inc., a health maintenance organization.

Dr. Hoare joined us in September 2013 as Senior Vice President, Strategic Planning. In April 2014, he was promoted to Senior Vice President & Chief Operating Officer. From December 2012 to September 2013, Dr. Hoare was an independent medical technology consultant. From 2004 to December 2012, he was employed in the Neuromodulation Division of St. Jude Medical, Inc. (formerly, Advanced Neuromodulation Systems, Inc.), where he held a series of positions of successively greater responsibility. These positions included Senior Advisor (September 2012 to December 2012), President (August 2011 to September 2012), Vice President, Research & Development (2008 to 2012), Vice President, Strategy & Emerging Therapies (2005 to 2008), and Vice President, Strategy (2004 to 2005). From 1993 to 2003, Dr. Hoare worked for McKinsey & Company. He received a Bachelor of Science in Physics and was awarded Faculty of Science Scholar honors at Monash University in Melbourne, Australia. He continued his studies at Harvard University as a Fulbright Scholar, where he received a Master of Arts and a Ph.D. in Physics.

Dr. KenKnight joined us in January 2013 as Vice President, Emerging Therapy, from Valtech Cardio, Inc., a privately-held company developing minimally-invasive mitral valve repair and replacement products, where he had been President and CEO since January 2010. Prior to Valtech, he spent 20 years at Boston Scientific and its predecessor, Guidant Corporation, where he served as Vice President, Research and Business Development from September 2006 to January 2010, Director of Business Development from 2003 to 2006, Director of Research from 1999 to 2003, Manager of Research from 1996 to 1999 and Research Scientist from 1990 to 1996. Dr. KenKnight received his Bachelor of Science in Mechanical Engineering, Master of Science degree and Ph.D. in Biomedical Engineering from the University of Minnesota. He currently serves as Chair of the industrial advisory board for the Department of Biomedical Engineering at the University of Minnesota.

Dr. Morris joined us in January 2009 as Vice President, Research & Development and was promoted to Senior Vice President, Research & Development in June 2012. Before he joined us, Dr. Morris had been the Director, Program Management & Operations since July 2007 for Innerpulse Corporation, a private company developing an implantable defibrillator. Prior to Innerpulse, he spent 11 years at Boston Scientific and its predecessor, Guidant Corporation, where he served as Director, Marketing from May 2006 to July 2007, Field Clinical Representative from October 2004 to May 2006, Director, Research & Development from November 2002 to October 2004, and Manager, Research & Development from October 1999 to October 2002. Dr. Morris received his Ph.D. in Electrical Engineering from The University of Michigan and his Masters of Business Administration from the Kellogg School of Management at Northwestern University. He currently serves as a member of the advisory boards for the Northwestern University Robert R. McCormick School of Engineering, the Purdue University School of Biomedical Engineering and the University of Houston Biomedical Engineering departments.

Dr. Olin joined us in May 2009 as Vice President, Quality. In August 2009, he assumed additional responsibility for Clinical Affairs, and in April 2011, his responsibilities were expanded again to include Regulatory Affairs. Prior to May 2009, Dr. Olin was employed at Zeltiq Aesthetics, Inc., a privately-held medical technology company in the San Francisco area, where he had served as Sr. Director, Quality Assurance since October 2007. Prior to Zeltiq Aesthetics, Dr. Olin was employed at the LifeScan and Cordis companies of Johnson & Johnson from 1999 to 2007, holding several positions of increasing responsibility in quality assurance, statistics, and clinical data management. Dr. Olin began his career with Procter & Gamble in 1993 after obtaining his Ph.D. in Statistics from Iowa State University. He currently serves as our representative on the board of directors of Cerbomed GmbH, in whom we have made an investment. Cerbomed is a private medical device company that manufactures a transcutaneous vagus nerve stimulation device. He also serves on the board of directors for the Medical Devices Innovation Consortium and as an industry representative on the steering committee for The National Patient-Centered Clinical Research Network (PCORnet).

Ms. Perkins joined us in August 2000 as Marketing Director to develop and lead the pre-launch and launch strategy for the depression indication, as well as the medical marketing strategy for the epilepsy indication. In 2008, she transitioned to a newly-created role in New Business Development and was named Vice President, Marketing & New Business Development in 2011. Prior to joining Cyberonics, Ms. Perkins held various leadership positions in sales, marketing and business development at Collagen Corp., a medical device company focused in the aesthetic dermatology and plastic surgery markets, and at Syva Company, a medical equipment and diagnostics company focused in the therapeutic drug monitoring market.

Mr. Simpson joined us in 1998 and served in various manufacturing management positions, including Director of Manufacturing, Director of Materials, and Sr. Director of Operations, until October 2003, when he became Vice President, Operations. From March 2006 until May 2008, Mr. Simpson was also responsible for the Quality Department, and from August 2007 until January 2009, he also assumed responsibility for the Research & Development Department. From February to May 2009, he again assumed responsibility for Quality. Prior to joining us, Mr. Simpson was employed by Intermedics, Inc., a manufacturer of implantable medical devices for cardiac rhythm management, including pacemakers and defibrillators, as Manager of Manufacturing. Mr. Simpson has more than 30 years of manufacturing experience with 23 years of that time in the medical device industry.

Mr. Verratti joined us in March 2005 to help lead the sales force primarily in the United States and since that time has served in various sales management positions. In April 2011, he was promoted to Vice President, Sales – The Americas, Asia & EMMEA. In November 2011, he was promoted again to his current position, Vice President, Global Sales. Prior to March 2005, he held the position of Northeast Area Director for Forest Pharmaceuticals, managing more than 450 employees and revenues exceeding $500 million. Mr. Verratti has more than 18 years of sales and marketing experience in the pharmaceutical and medical device industry.

Mr. Wise joined us in September 2003 as Vice President and General Counsel. He was appointed our Secretary in November 2003. In June 2009, he assumed responsibility for Human Resources and in April 2011, he was promoted to Senior Vice President & Chief Administrative Officer, as well as Secretary, with responsibility for Human Resources, Information Technology, Legal and Government Affairs. From 1994 to 2003, he was employed in positions of increasing responsibility at Centerpulse USA, Inc. (formerly Sulzer Medica), at the time a diverse global medical devices company, where he eventually served as Group Vice President and General Counsel. Prior to Centerpulse, he spent 12 years in private practice, focused on intellectual property and commercial litigation. Mr. Wise currently serves as a member of the board of directors of the Epilepsy Foundation of Texas and of the Epilepsy Foundation of Texas-Houston, serving as Secretary for both boards.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview

Executive compensation for fiscal year 2014 aligned well with the objectives of our compensation philosophy and with our performance, highlighted by the following factors:

•	Our performance in fiscal year 2014 fell short of certain of our financial and product development targets, leading to annual executive bonus payouts at or below 73.59% of target amounts.
•	Record net sales of $282.014 million (a 10.9% increase from fiscal year 2013) was 0.43% below our net sales objective of $283.241 million, resulting in a modest underachievement of this objective.
•
Record income from operations of $80.012 million (a 2.1% increase from fiscal year 2013) was 8.73% below our operating income objective of $87.770 million, due in large part to expenses incurred in the defense and settlement of a lawsuit, which accounted for $7.443 million of the $7.758 million shortfall.

•	We achieved one of three product development objectives – a regulatory submission of the AspireSR® generator for a CE Mark approval.
•
We failed to achieve our product development objectives to file a regulatory submission for the Centro™ generator and for the ProGuardian™ event monitoring system by fiscal year end, each resulting in a 10% deduction from the target bonus amount.

•
Despite the delays on the Centro generator and the ProGuardian system, our product development efforts continued to make good progress – a CE Mark approval for the AspireSR generator in January 2014, followed by a limited commercial launch of the new seizure-responsive generator in Europe; completion of follow-up on patients enrolled in our ANTHEM-HF clinical study for Autonomic Regulation Therapy in chronic heart failure; and completion of enrollment in our E-37 clinical study in the U.S. for the AspireSR generator.

•
Our stock performed well during fiscal year 2014. As illustrated by the graph below, our cumulative total return significantly outperformed both the S&P 500 Index and the S&P Health Care Equipment Index over the past five years and particularly during fiscal year 2014.

Our balanced compensation program fosters employee achievement, retention, and engagement. We delivered a total compensation package comprised of salary, performance-based annual cash awards, and time-based and performance-based equity awards, supplemented by a competitive employee benefits program. Together, these elements reinforced pay for performance, provided a balanced focus on both long- and short-term performance, and encouraged employee retention and engagement.

Throughout this proxy statement, the individuals who served as our principal executive officer and principal financial officer during fiscal year 2014, as well as our other three executive officers who had the highest compensation for fiscal year 2014, are referred to as our “Named Executive Officers.” Our “executive officers,” each of whom is identified under “Information About our Executive Officers” above (p. 24), include our Named Executive Officers, as well as other persons serving as our vice presidents. The terms of office and positions held by each of our Named Executive Officers are shown in the table below.

Name	Position	Term of Office
Current Named Executive Officers:
Daniel J. Moore	President & CEO	May 2007 – Current

Gregory H. Browne	Vice President, Finance & CFO Senior Vice President, Finance & CFO	July 2007 – March 2011 April 2011 – Current

Rohan H. Hoare	Senior Vice President, Strategic Planning Senior Vice President & Chief Operating Officer	September 2013 – April 2014 April 2014 – Current

Milton M. Morris	Vice President, Research & Development Senior Vice President, Research & Development	January 2009 – April 2012 May 2012 – Current

David S. Wise	Vice President & General Counsel Secretary Vice President, Human Resources Senior Vice President & Chief Administrative Officer	Sept. 2003 – March 2011 Nov. 2003 – Current June 2009 – March 2011 April 2011 – Current

The Compensation Framework

On behalf of our Board, the Compensation Committee (referred to as the “Committee” for purposes of this Compensation Discussion and Analysis) reviews, evaluates, and approves all compensation for our executive officers, including our compensation philosophy, policies, and plans. Some of our executive officers also play important roles in the executive compensation process; however, all final decisions regarding executive compensation remain with the Committee. The Committee obtains compensation data, as it deems appropriate, from an independent compensation consultant engaged directly by the Committee. During the third and fourth quarters of fiscal years 2013 and 2014, the Committee engaged the services of Pearl Meyer, an executive compensation consulting firm, to serve as independent advisor to the Committee in determining the form and amount of executive compensation. For additional information regarding the Committee’s processes and procedures for the consideration and determination of executive officer compensation, including the role of the Committee’s consultant and management in the process, see “Corporate Governance — Committees of Our Board — Compensation Committee” (p. 11).

Objectives of Our Executive Compensation Program. We have developed an executive compensation program designed to recruit and retain key executive officers responsible for our success and to help motivate these officers to enhance long-term stockholder value. To achieve these goals, the Committee’s executive compensation decisions are based on the following principal objectives:

•
Providing a competitive compensation package that attracts, motivates, and retains executive officers with the skills and experience to ensure our long-term success. We have designed multiple pay and reward vehicles that work together to achieve our overall compensation objectives. These vehicles deliver a competitive package that focuses on rewarding performance and retaining talent, while maintaining alignment with stockholder interests.

•
Rewarding individual performance while ensuring a meaningful link among our operational performance, stockholder interests, and the total compensation received by our executive officers. A substantial portion of each executive officer’s compensation is based on the collective performance of our management team, as measured by the achievement of specific, key company objectives. The emphasis on overall performance is designed to focus our executive officers, working as a team, on a common purpose, using shared performance standards aligned with stockholder interests.

•
Balancing the components of compensation so that short-term (annual) and long-term performance objectives are recognized. Our success depends on our executive officers being focused on the critical strategic and tactical objectives, both short-term and long-term, that lead to our success as a company. The components of our compensation package, coupled with the performance objectives, align our executive compensation with our business objectives. This philosophy is applied throughout our compensation programs for all employees. The design of the program, the selected performance objectives, and the timing of awards and payouts are all intended to drive business performance and increase stockholder returns.

The Compensation Setting Process. For a discussion of the roles of our executive officers and the Committee in the consideration and determination of executive officer compensation, see “Corporate Governance — Committees of Our Board — Compensation Committee” (p.11). The Committee uses several tools to set compensation elements and compensation targets consistent with our executive compensation program objectives. These include:

•	Assessment of Individual Performance. Individual performance has a strong impact on compensation.
–
CEO. The Committee meets with our CEO at the beginning of the fiscal year to agree on the CEO’s performance objectives for the year. At the end of the fiscal year, the Committee and the Chairman of our Board meet in executive session to assess the CEO’s performance against his performance objectives, his contribution to our company’s performance, his ethics and integrity, and other leadership accomplishments.

–
Other Executive Officers. For all other executive officers, the Committee receives performance assessments and compensation recommendations from the CEO and also exercises its judgment based on the Board’s interactions with the executive officers. As with the CEO, an executive officer’s performance assessment is based on individual achievements and contributions, contribution to our company’s performance, ethics and integrity, and other leadership accomplishments.

•
Assessment of Company Performance. The Committee establishes specific, objectively-measureable company performance objectives that the Board, the Committee, and management believe will help drive stockholder value. Achievement or not of the performance objectives determines the payouts under the annual executive bonus program and the lapsing or not of forfeiture restrictions on performance-based equity incentive awards.

•	Benchmarking Analysis. The Committee reviews peer-group data as a market check for compensation decisions, but does not base compensation targets on peer-group data alone.
–
Individual Competitiveness. The Committee compares the overall pay of individual executives to the most relevant benchmarking data available from its independent consultant, Pearl Meyer. The individual’s pay is driven primarily by individual and company performance, as well as internal pay equity; the peer group data is used as a market check to compare individual pay to the broad middle range (25th to 75th percentile) of peer group pay. The Committee typically seeks to maintain base salary in the broad middle range of peer group pay, but will permit annual bonus and long-term equity incentive awards to approach the upper end of the middle range when justified by individual and company performance.

–
Overall Competitiveness. The Committee uses aggregated market data as a reference point to ensure that executive compensation is competitive, meaning within at least the broad middle range of comparative pay at peer companies when the company achieves its targeted performance levels.

	–	Peer Group. The Committee used the 2013 Peer Group to benchmark compensation decisions for fiscal year 2014.
•
The 2013 Peer Group. At the request of the Committee, Pearl Meyer re-evaluated our peer group in fiscal year 2013. From a potential pool of 45 companies identified by (i) management, (ii) Institutional Shareholder Services (“ISS”) methodology, (iii) the Global Industry Classification Standard (“GICS”), and (iv) companies who identify us as a peer in their proxy statement, Pearl Meyer recommended the same 15 peer companies identified and used in fiscal year 2012 based on public company status and comparative size (revenue and market capitalization), growth prospects, and business profile. These included: Abiomed, Inc., AngioDynamics, Inc., ArthroCare Corporation., Conceptus Incorporated, Endologix Inc., Exactech, Inc., HeartWare International, Inc., Insulet Corporation, MAKO Surgical Corporation, Masimo Corporation, Nuvasive, Inc., NxStage Medical, Inc., The Spectranetics Corporation, Thoratec Corporation, and Wright Medical Group, Inc. (“2013 Peer Group”). Pearl Meyer concluded that the 2013 Peer Group eliminates peer companies that have been acquired, positions us close to the median on most factors, provides sufficient overlap with prior year and current projected ISS peers, and generally matches our current business profile. Pearl Meyer used the 2013 Peer Group to create a customized set of benchmarking data (“2013 Custom Survey”) comprising 100% positional data for position titles closely matched to the titles of common positions in the 2012 survey (i.e., CEO and CFO), a blend of positional data and ordinal data for certain positions with limited positional matches in the 2013 survey data (i.e., CAO, S.V.P., Research & Development, and V.P., Global Sales), and 100% ordinal data for still other positions (i.e., V.P., Emerging Therapy). Ordinal data matches benchmarking data based solely on the rank of a position among the top five highest compensated executive officers.

•
The 2014 Peer Group. The Committee engaged Pearl Meyer in the third quarter of fiscal year 2014 to re-evaluate our peer group. Pearl Meyer identified a pool of potential peer companies from the GICS sub-industries, Healthcare Equipment and Healthcare Services; filtered the pool to exclude companies whose revenue or market capitalization fell outside a range of one-third to three times and one-fourth to four times our revenue and market capitalization, respectively; and examined the product and service offerings and growth and valuation prospects to identify comparable companies that would place us approximately at the median for revenue and market capitalization. Giving preference to companies in the 2013 Peer Group and companies listing us as a peer, Pearl Meyer then recommended a peer group consisting of 13 companies in the 2013 Peer Group (two of the 15 companies in the 2013 Peer Group, Conceptus Incorporated and MAKO Surgical Corporation, were acquired) and four new companies*: Abiomed, Inc., AngioDynamics, Inc., ArthroCare Corporation, Cardiovascular Systems, Inc. *, Dexcom, Inc. *, Endologix Inc., Exactech, Inc., Globus Medical Inc. *, HeartWare International, Inc., Insulet Corporation, Masimo Corporation, Nuvasive, Inc., NxStage Medical, Inc., The Spectranetics Corporation, Thoratec Corporation, Volcano Corporation*, and Wright Medical Group, Inc. (“2014 Peer Group”). As in prior years, Pearl Meyer used the 2014 Peer Group to create a customized set of benchmarking data (“2014 Custom Survey”) comprising 100% positional data for position titles closely matched to the titles of common positions in the 2014 survey (i.e., CEO, CFO and Chief Operating Officer (“COO”)) and a blend of positional data and ordinal data for certain positions with limited positional matches in the 2014 survey data (i.e., CAO and S.V.P., Research & Development).

Reducing the Possibility of Excessive Risk-Taking. Our executive compensation program is designed to motivate and reward our executive officers for their performance during the fiscal year and over the long term and for taking appropriate risks toward achieving our long-term financial and strategic growth objectives. The following characteristics of our executive compensation program work to reduce the possibility of our executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value:

•
Balanced Mix of Pay Components. The target compensation mix is not overly weighted toward annual incentive awards and represents a balance of base salary, annual short-term incentive compensation in the form of a cash bonus, and long-term equity-based compensation vesting over three or four years or based on long-term performance objectives. In addition, a substantial portion of the annual bonus program is predicated on achievement of product development milestones that represent key aspects of long-term strategic value, rather than short-term financial objectives.

•	Bracketed Incentive Awards. Annual cash bonuses can be as little as 0%, but no more than 135%, of target.
•
Stock Ownership Guidelines. Our executive officers and directors are encouraged to comply with guidelines suggesting the ownership of substantial equity positions in our stock. See “Other Matters — Stock Ownership Guidelines and Hedging Prohibitions” (p. 38).

•	Performance Assessments. Compliance and ethical behaviors are integral factors considered in all performance assessments.

Executive Compensation for Fiscal Year 2014

Overview. In setting compensation and compensation targets for fiscal year 2014, the Committee reviewed fiscal year 2013 individual and company performance and peer group data and also considered then-current trends in executive pay. The Committee’s review showed the following:

•
Company Performance. In fiscal year 2013, we exceeded our full-year guidance for revenue and income from operations, as we completed our fifth consecutive year of strong growth, and we advanced our product development objectives. Overall, we were pleased with our progress in fiscal year 2013 and the improvement in stockholder value as a result.

•
Individual Performance. In assessing the fiscal year 2013 performance of executive officers, the Committee members considered the company’s and the executive officer’s accomplishment of objectives established at the beginning of the fiscal year and their own subjective assessment of the executive officer’s performance.

	–	Mr. Moore. In assessing Mr. Moore’s performance, the Committee noted that under Mr. Moore’s leadership in fiscal year 2013, we:
		•	delivered record net sales of $254.3 million, representing a 16.4% increase over the prior year, the fifth consecutive year of net sales improvement since he became our CEO;
•
held the growth of operating expenses to 11.7%, while increasing income from operations by 28.5% over the prior year to $78.3 million, a turnaround of more than $127 million from the $49.5 million operating loss recorded in fiscal year 2007, immediately prior to Mr. Moore’s assuming responsibilities as our CEO;

		•	sustained annual growth in U.S. epilepsy sales of 10%; and
		•	achieved a year-over-year increase in international net sales of 27% on a constant-currency basis.
–
Mr. Browne. Under Mr. Browne’s leadership as CFO, careful budgeting and expense management efforts contributed to the strong income from operations performance. In addition, we continued to strengthen our balance sheet through strong net cash from operating activities of $79 million and careful management of capital expenses, and we completed the fiscal year with $120 million in cash at the end of the fiscal year (an increase of 25% over fiscal year 2012), after share repurchases totaling $33 million. Mr. Browne also maintained proper internal controls and financial compliance.

–
Dr. Hoare. Dr. Hoare provided consulting services to us during fiscal year 2013. He joined us as our Vice President, Strategic Planning in September 2014. Accordingly, Dr. Hoare was not evaluated by the Committee at the outset of fiscal year 2013.

–
Dr. Morris. Under Dr. Morris’s leadership, we continued development of our Centro™ generator with wireless RF connectivity to a programmer and our ProGuardian™ in-home seizure monitoring and notification system. We filed our regulatory submission for CE Mark approval for the ProGuardian™ system in May.

–
Mr. Wise. Under Mr. Wise’s leadership, during fiscal year 2013, we were again recognized as a Top Workplace by the Houston Chronicle and as a Healthiest Employer by the Houston Business Journal, our Information Technology team maintained Tier 1 network reliability while timely delivering its project objectives, and our Legal team maintained a strong record managing legal risks.

Program Elements. Our fiscal year 2014 program consisted of a base salary, an annual cash bonus under the Annual Executive Bonus Program, a long-term equity incentive award split between restricted stock that vests in full after three years and stock options that vest annually over a four-year period, fiscal year 2012 equity awards that vested in part during fiscal year 2014 based on achievement of performance targets, and severance benefits. Our executive officers also participated in our employee benefits package, which is available to all full-time employees.

Base Salaries. Base salaries help balance the incentive portions of the compensation program and thereby provide stability and reduce the incentive for excessive risk-taking. The Committee reviews base salaries at the beginning of the fiscal year. In establishing base salaries, the Committee considers the following factors:

•	individual performance during fiscal year 2013 and potential future contribution;
•	responsibilities, including any recent changes in those responsibilities;
•	level of expertise and experience required for a position;
•	strategic importance of a position;
•	internal pay equity among positions; and
•
competitive benchmarking data showing the broad middle range (25th to75th percentiles) of base salaries, with the understanding that base salaries for officers whose performance consistently exceeds expectations may be in the upper quadrant of the middle range.

The Committee made the following adjustments to the base salaries of our Named Executive Officers during the first quarter of fiscal year 2014:

Executive Officer	2013 Base Salary ($)	2014 Base Salary ($)	Percentage Increase (%)	2013 Custom Survey (percentile)

Daniel J. Moore	566,000	625,000	10.4	>75th
Gregory H. Browne	326,000	336,000	3.1	65th
Rohan H. Hoare (1)	—	309,000	—	—
Milton M. Morris	300,000	309,000	3.0	50th
David S. Wise	310,000	320,000	3.2	48th
_________________
(1)	Dr. Hoare joined us in September 2013.

Annual Executive Bonus Program. The purpose of our Annual Executive Bonus Program is to motivate our executive officers to achieve, and to reward the accomplishment of, our annual performance objectives.

Overview. Our CEO’s employment agreement, a copy of which has been filed with the Commission, specifies a target annual bonus amount equal to 100% of his annual base salary. The employment agreements of our other Named Executive Officers, also filed with the Commission, specify a target annual bonus amount equal to 75% of their annual base salaries. Coupled with appropriate performance objectives, as described below, the Committee believes that these target annual bonus amounts provide a strong incentive for our executive officers to achieve the performance objectives, which are intended to drive an increase in stockholder value.

Performance Objectives. The Committee’s process for determining annual bonuses for fiscal year 2014 started with the selection of the company performance objectives in the first quarter of fiscal year 2014. The Fiscal Year 2014 Executive Bonus Program, which was approved by our stockholders at the 2013 Annual Meeting of Stockholders, was based entirely on objectively measurable company performance objectives:

Fiscal Year 2014 Executive Bonus Program Performance Objectives	Percentage of Target Bonus	Scaled for Underachievement / Overachievement
Net Sales: $283.241 million	35%	Yes
Income from Operations: $87.770 million	35%	Yes
Product Development Objectives
• Centro Generator – FDA or CE Mark Submission by April 25, 2014	10%	No
• AspireSR Generator – FDA or CE Mark Submission by April 25, 2014	10%	No
• ProGuardian System – FDA or CE Mark Submission by April 25, 2014	10%	No
Achievement of All Performance Objectives	100%

The Committee selected net sales and income from operations as appropriate company objectives because they are the financial metrics that are most widely used by management, our Board, investors, and analysts to evaluate the performance of our business. In addition, each executive officer can contribute directly or indirectly to these objectives, and bonuses are paid only to the extent that we meet these objectives, some of which ultimately provide the funding for bonuses. In addition, the Committee also selected three key product development objectives because the Committee believes that the introduction of new products is an essential aspect of growing our business and increasing stockholder value. These targets challenged our executive officers to make or sustain significant improvements in financial, operational, and strategic performance.

Bonus Funding. Each executive officer’s bonus amount was determined according to our achievement or not of the objectives shown in Table 1, which resulted in a cumulative achievement of 73.59% of each executive officer’s target bonus amount. For a discussion of the extent of achievement of each objective and the calculation of cumulative achievement factor, see the discussion below at “Executive Compensation — Summary Compensation — Non-Equity Incentive Plan Compensation (Column G)” (p. 43).

Bonus Determinations. The Committee awarded the following annual bonus amounts for fiscal year 2014:

Named Executive Officer	Target Amount of 2014 Annual Bonus (1) ($)	Final 2014 Annual Bonus Amounts (2) ($)

Daniel J. Moore	625,000	434,938
Gregory H. Browne	252,000	160,447
Rohan H. Hoare	147,069	108,228
Milton M. Morris	231,750	170,545
David S. Wise	240,000	151,616
_________________
(1)
For Mr. Moore, the target bonus amount is 100% of base salary. For our other Named Executive Officers, the target bonus amount is 75% of base salary. Dr. Hoare’s bonus amount was prorated for the period of fiscal year 2014 during which he was an executive officer.

(2)
The Committee exercised its discretion to reduce the bonus amounts for Messrs. Moore, Browne, and Wise by $25,000 each for their indirect responsibility for a financially immaterial but important departure from an approved procedure. Dr. Hoare’s bonus amount was prorated for the period of fiscal year 2014 during which he was an executive officer.

Equity Awards. Our equity awards program is designed to give our executive officers a longer-term stake in our company, act as a long-term retention tool, and align employee and stockholder interests by increasing compensation as stockholder value increases. The Committee believes that annual equity awards should be divided approximately equally between restricted stock and stock options, giving our executive officers the benefits and risks associated with both forms of incentive compensation. In determining the appropriate value for annual equity awards, the Committee considers company performance, market conditions, benchmarking data, and considerations pertaining to our stock ownership guidelines, as described on page 38 under “Other Matters — Stock Ownership Guidelines and Hedging Prohibitions.”

In the first quarter of fiscal year 2014, the Committee approved annual equity awards consisting of restricted stock and stock options and having the approximate aggregate grant date fair values specified in the table below based on considerations expressed above. The shares of restricted stock all vest on the third anniversary of the grant date, and the stock options vest 25% per year on each of the first four anniversaries of the grant date.

Named Executive Officer	Approximate Aggregate Grant Date Fair Value ($)	Shares of Restricted Stock Granted in Fiscal Year 2014 (#)	Optioned Shares Granted in Fiscal Year 2014 (#)(1)	2013 Custom Survey (percentile)

Daniel J. Moore	2,200,000	21,194	46,626	48th
Gregory H. Browne	500,000	4,816	10,595	58th
Rohan H. Hoare (2)	—	—	—	—
Milton M. Morris	400,000	3,853	8,476	53rd
David S. Wise	500,000	4,816	10,595	53rd

(1)	We use Black-Scholes option pricing methodology to estimate the grant date fair market value of stock option awards.
(2)
Dr. Hoare, who joined us in September 2013, was not an employee at the time the Committee approved equity awards for fiscal year 2014. In September 2013, the Compensation Committee approved an equity award to Dr. Hoare having the approximate grant date fair value of $463,000, including 4,492 restricted shares, all of which will vest on September 15, 2016, and 9,972 optioned shares, one-fourth of which will vest annually on the first four anniversaries of December 15, 2013.

Severance Benefits. Our employment agreements with our executive officers and the terms of our equity awards provide certain severance benefits to our executive officers, as described below.

Change-in-Control Benefits. An acquisition in our industry can take six months or more to complete, and during that time, it is critical that we have stability in our leadership. If we are in the process of being acquired, our executive officers may have concerns about their continued employment with the acquiring company. Accordingly, we have provided each of our executive officers with double trigger-activated change-in-control benefits so that our executive officers can focus on our business without the distraction of searching for new employment. The change-in-control benefits are set forth in the executive officers’ employment agreements and discussed below in “Executive Compensation — Potential Payments Upon Termination or Change in Control — Termination Upon or Within One Year Following a Change in Control (Other Than for Cause or By the Employee for Good Reason) (Column D) — Change in Control Arrangement with Mr. Moore” (p. 52) and “— Change in Control Arrangements with Our Other Named Executive Officers” (p. 54).

Other Termination Payments. Our offices in southeast Texas are located relatively distant from locales with large clusters of medical device companies from which we recruit talented executive officers. As a consequence, we find it helpful to offer a contractual severance benefit, payable in the event of the executive officer’s termination other than for cause, as an inducement to accept employment and relocate to Houston. The termination benefits for our executive officers are discussed below in “Executive Compensation — Potential Payments Upon Termination or Change in Control — Termination Without Cause (Column F) — Severance Arrangement with Mr. Moore” (p. 55) and “— Severance Arrangements with Our Other Named Executive Officers” (p. 55).

Equity Awards. The terms of our equity awards, depending on the particular award agreement and the particular equity plan from which an award is granted, may provide for accelerated vesting of any unvested equity awards upon some or all of an executive officer’s death, disability, or retirement or upon a change in control of our company (all as defined in the plans). These accelerated benefits are discussed below in “Executive Compensation — Potential Payments Upon Termination or Change in Control — Change in Control (Column C)” (p. 52) and “— Termination Due to Death (Column E)” (p. 54) and “— Termination Due to Disability (Column E)” (p. 54).

Other Benefits. In addition to base salaries, annual bonuses, equity awards, and severance benefits, we provide other forms of compensation. Except as otherwise indicated, these benefits are available to all employees and are offered for the purpose of providing competitive benefits to attract new employees and to secure the continued employment of current employees.

•
401(k) Savings Plan. We have a defined contribution profit-sharing (401(k)) plan, the Cyberonics, Inc. Employee Retirement Savings Plan. We match the plan contributions of our employees, in cash, at the rate of 50% of up to 6% of an employee’s wages or salary. Our matching contribution vests 20% per year for the first five years of a participant’s employment. An employee who participates after the fifth year of employment will be fully vested immediately in our matching contributions.

•
Nonqualified Savings Plan. The Cyberonics, Inc. Nonqualified Deferred Compensation Savings Plan provides an opportunity for a group of highly-compensated members of senior management, including our executive officers, to defer up to 50% of their annual base salary and commissions and 100% of their bonus or performance-based compensation until the earlier of (i) termination of employment or (ii) an elected distribution date. We do not provide any employer contribution to our executive officers who participate in the plan.

•
Health and Welfare Benefits. Our employees, including our executive officers, are eligible to participate in medical, dental, vision, disability insurance, life insurance, and flexible healthcare and dependent care spending accounts to meet their health and welfare needs.

•
Perquisites and Other Personal Benefits. We believe that the total mix of compensation and benefits provided to our employees is competitive and for that reason, we provide only limited other personal benefits, such as reimbursement of relocation expenses, including travel expenses related to a search for housing, moving expenses, and closing costs related to selling a residence. See “Executive Compensation — Summary Compensation — All Other Compensation (Column H)” (p. 44) for the amounts paid as perquisite and other personal benefits received by our executive officers during fiscal year 2014.

Our Fiscal Year 2015 Executive Compensation Program

In June 2014, the Committee adjusted the salaries of our executive officers and approved the Fiscal Year 2015 Executive Bonus Program and equity awards.

Base Salaries. The Committee made the following adjustments to the base salaries of our Named Executive Officers for fiscal year 2015:

Executive Officer	Fiscal Year 2014 Base Salary ($)	Fiscal Year 2015 Base Salary ($)	Percentage Increase (%)	2014 Custom Survey (percentile)

Daniel J. Moore	625,000	638,000	2.1	>75th
Gregory H. Browne	336,000	343,000	2.1	59th
Rohan H. Hoare	309,000	326,500	5.7	<25th
Milton M. Morris	309,000	315,500	2.1	51st
David S. Wise	320,000	330,000	3.1	42nd

Annual Executive Bonus Program.

Performance Objectives.

Table 1

Fiscal 2015 Performance Objectives	Percentage of Target Bonus	Scaled for Underachievement / Overachievement

Net Sales Objective	35%	Yes
Income from Operations Objective	35%	Yes
Product Development Objectives to be completed by April 24, 2015 (five at 5% each)	25%	No
Manufacturing Operations Objective to be completed by April 24, 2015	5%	No
Achievement of All Performance Objectives:	100%

Bonus Funding. Table 1, above, describes key measures for the success of our business in fiscal 2015, as determined by our Board and confirmed by the Compensation Committee. Each officer’s bonus amount is determined according to our achievement or not of the objectives shown in Table 1. The amount of the bonus is equal to each officer’s target bonus amount, multiplied by the sum of our percentage achievement of all performance objectives. The officers’ target bonus amounts, which are set forth in their employment agreements, copies of which are on file with the Securities and Exchange Commission (“Commission”), are determined as a percentage of the officers’ annual base salaries, as follows: for our CEO, 100%, for our senior vice presidents, 75%, and for our vice presidents, 50%.

Our percentage achievement of certain performance objectives (Net Sales and Income from Operations, as indicated in Table 1) is scaled down or up by 2% for each 1% of underachievement or overachievement, respectively, between an underachievement of at least 80% and an overachievement of up to 125%. The other performance objectives (five Product Development Objectives and one Manufacturing Operations Objective) are not scaled and must be met to contribute to the officers’ bonuses. Applying this scaling factor to the performance objectives eligible for scaling, individual bonuses can range from a low of 0% to a high of 135% of an officer’s target bonus amount.

To sharpen management’s focus on revenue growth as a key business objective in fiscal 2015, the Compensation Committee added an additional scaling factor to the bonus program for fiscal 2015. After calculation of an officer’s bonus as described above, the entire bonus amount will be scaled down or up by 10% for each 1% of revenue underachievement or overachievement, respectively, between a revenue underachievement of 3% and a revenue overachievement of 3%. Applying the new revenue scaling factor to the bonus program outlined above, individual bonuses can range from a low of 0% to a high of 175.5% of an officer’s target bonus amount, giving each officer the opportunity to overachieve the target bonus amount, consistent with the company’s achievement of our key business measures for fiscal 2015 indicated in Table 1, with particular emphasis on revenue growth.

Under the Annual Executive Bonus Program, the Compensation Committee has the discretion to decrease, but not to increase, an individual executive officer’s bonus.

Fiscal Year 2015 Equity Awards. In June 2014, the Committee approved annual equity awards, including time-based restricted stock, performance-based restricted, and stock options, having the approximate grant-date values specified in the table below. One-third of the time-based shares of restricted stock will vest on each of the first three anniversaries of the grant date, and one-fourth of the stock options vest on each of the first four anniversaries of the grant date. The performance-based shares of restricted stock are subject to a performance-based forfeiture restriction that will be met, if at all, at the end of the first year. If met, then one-third of the shares will vest at the end of each of the first three years after the grant date.

Named Executive Officer	Approximate Grant Date Value ($)	Shares of Time- Based Restricted Stock (#)	Shares of Performance- Based Restricted Stock (#)	Optioned Shares (#)	2014 Custom Survey (percentile)

Daniel J. Moore	2,430,000	17,424	4,000	56,623	53rd
Gregory H. Browne	460,000	3,484	1,040	11,322	<25th
Rohan H. Hoare	1,005,000	5,837	5,837	18,968	28th
Milton M. Morris	360,000	2,613	1,040	8,491	46th
David S. Wise	460,000	3,484	1,040	11,322	48th

Other Matters

Stock Ownership Guidelines and Hedging Prohibition

Our Board believes that ownership of significant amounts of our stock by our executive officers and our directors will help align their interests with that of our stockholders. On the last day of each fiscal year (“Measurement Date”), the market value of our equity held by an executive officer or director is encouraged to be at least:

•	Five times the base salary for the CEO;
•	Three times the base salary for all executive officers, other than the CEO; and
•	Five times the annual cash retainer for all non-employee directors.

Equity ownership used to determine the market value includes all common stock, all unvested restricted shares of our common stock, and all in-the-money, vested, unexercised stock options (calculated as stock market value, minus exercise price, minus estimated tax expense at a 30% tax rate).

In the alternative, an individual will be in compliance with the guidelines by holding a number of shares of our common stock equal to or greater than the sum of:

•	50% of all restricted shares vested during the five years preceding the Measurement Date; and
•	50% of the number of shares of stock acquired from the exercise of stock options during the five years preceding the Measurement Date.

Compliance with our stock ownership guidelines is voluntary; however, an individual’s failure to comply with the guidelines is a factor that is considered by the Committee in connection with the award of future equity awards to the individual. New directors and officers have five years to acquire an equity position in compliance with the guidelines. As of April 25, 2014, each director and Named Executive Officer as to whom the stock ownership guidelines apply is in compliance.

Our Insider Trading Policy prohibits our directors and executive officers from entering into certain types of derivative transactions related to our common stock.

Our Board also has a policy prohibiting directors and executive officers from pledging our stock as collateral for a debt and from holding our stock in a margin brokerage account, except as may be approved by the Nominating & Governance Committee. New directors or executive officers not in compliance with the policy at the time of their becoming subject to the policy have one year to become compliant.

Tax Deductions for Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to our chief executive officer or any of our three other most highly compensated executive officers (excluding our chief financial officer), unless the compensation qualifies as “performance-based compensation.” In order to be deemed performance-based compensation, the compensation must be based, among other things, on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our stockholders. At the Annual Meeting, we are seeking stockholder approval of our Annual Executive Bonus Program.

Accounting Treatment of Executive Compensation Decisions

We account for stock-based awards based on their grant date fair value, as determined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC”) Topic 718. Compensation expense for these awards, to the extent such awards are expected to vest, is recognized on a straight-line basis over the requisite service period of the award (or to an employee’s eligible retirement date, if earlier). If the award is subject to a performance condition, however, the cost will vary based on our estimate of the number of shares that ultimately will vest over the requisite service or other period over which the performance condition is expected to be achieved.

In connection with its approval of stock-based awards, the Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution. The Committee also endeavors to minimize stock-based awards made subject to a market condition, which may result in an expense that must be marked to market on a quarterly basis. The accounting treatment for stock-based awards does not otherwise impact the Committee’s compensation decisions.

Equity Awards Policy

Our Board has adopted a policy regarding equity awards to facilitate the establishment of appropriate processes, procedures, and controls in connection with the administration of equity-based incentive plans. The Equity Award Policy requires that the Committee approve all equity incentive awards, other than awards to our Board, on the effective date of the award. In addition, the policy establishes one predefined date during each fiscal quarter, on the 15th day of June, September, December, and March, except in certain narrow circumstances that may require the date to be changed, when equity incentive awards may be made by the Committee. Awards to Board members are made on the date of our annual meeting of stockholders. Awards provided in an employment agreement, which typically are deemed to have been granted once the Committee approves the terms of the award and the employee executes the agreement and commences employment, represent an exception.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Cyberonics, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 25, 2014.

Respectfully submitted by the Compensation Committee of the Board of Directors of Cyberonics, Inc.

Arthur L. Rosenthal, Ph.D. (Chairman)
Joseph E. Laptewicz, Jr.
Jon T. Tremmel

EXECUTIVE COMPENSATION TABLES

Summary Compensation

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities. Please see “Information about our Executive Officers” (p. 24) and “Compensation Discussion and Analysis — Overview” (p. 27) for a list of our current executive officers, including our Named Executive Officers.

Summary Compensation Table for Year Ended April 25, 2014
A Name and Principal Position	B Year	C Salary ($)	D Bonus ($)	E Stock Awards ($)	F Option Awards ($)	G Non-Equity Incentive Plan Compensation ($)	H All Other Compensation ($)	I Total ($)

Daniel J. Moore President and Chief Executive Officer	2014	613,654	—	1,099,969	1,079,039	434,938	10,017	3,237,616
	2013	562,923	—	585,968	587,999	549,360	10,644	2,296,894
	2012	545,231	—	4,958,385	600,115	558,580	9,568	6,671,878

Gregory H. Browne Senior Vice President, Finance and Chief Financial Officer	2014	334,077	—	249,950	245,194	160,447	6,594	996,263
	2013	324,077	—	204,989	205,697	237,312	7,278	979,353
	2012	314,231	—	1,129,917	208,520	240,697	7,199	1,900,564

Rohan H. Hoare Senior Vice President, Chief Operating Officer	2014	186,589	—	231,473	230,989	108,228	140,462	897,741
	2013	—	—	—	—	—	15,750	15,750
	2012	—	—	—	—	—	—	—

Milton M. Morris Senior Vice President, Research & Development	2014	307,269	—	199,971	196,155	170,545	7,733	881,673
	2013	297,500	—	199,972	200,654	218,385	8,620	925,131
	2012	283,346	—	1,121,895	200,517	138,452	7,525	1,751,736

David S. Wise Senior Vice President, Chief Administrative Officer & Secretary	2014	318,077	—	249,950	245,194	151,616	7,742	972,580
	2013	307,500	—	209,964	210,681	225,665	7,620	961,430
	2012	295,077	—	1,120,918	199,542	226,225	7,442	1,849,205

Salary (Column C)

The amounts reported in Column C represent base salaries paid to each of the Named Executive Officers for the listed fiscal year. Because we typically adjust base salaries on July 1, rather than the first day of a new fiscal year, the amounts reported in Column C vary from the base salaries approved by the Committee at the beginning of the fiscal year. Each of our current Named Executive Officers has entered into an employment agreement that provides for payment of the executive officer’s base salary.

Employment Arrangement with Mr. Moore.

On March 23, 2011, we entered into a four-year employment agreement with Mr. Moore, and on July 25, 2011, we agreed with Mr. Moore to amend the new employment agreement. The new agreement, which will expire on March 24, 2015, provides the following compensation:

•	an annual base salary of $525,200, which has been adjusted annually, most recently to $638,000 on July 1, 2014;
•	eligibility for an annual bonus with a target of 100% of his annual base salary,
•	eligibility for periodic equity awards at the discretion of the Compensation Committee;
•
as an inducement to sign the agreement, an award of 76,449 shares of restricted stock and 23,551 phantom stock units, 25% of the shares from each award vesting on each of the first four anniversaries of the grant date;

•
as a further inducement to sign the agreement, an award of 76,605 shares of restricted stock and 73,395 phantom stock units, such awards being subject to performance-based vesting conditions capable of vesting during and after the four years of his employment agreement.

In the event that we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement under the securities laws, Mr. Moore agreed to disgorge all incentive-based compensation he received during the three years preceding the accounting restatement, to the extent that such compensation was based on erroneous data, in excess of what would have been paid to him under the accounting restatement. The employment agreement further includes provisions pertaining to change of control and severance benefits. For a discussion of these benefits, see “Executive Compensation — Potential Payments Upon Termination or Change in Control — Termination Upon or Within One Year Following a Change in Control (Other Than for Cause or By the Employee for Good Reason) (Column D) — Change in Control Arrangement with Mr. Moore” (p. 52) and “Executive Compensation — Potential Payments Upon Termination or Change in Control — Termination Without Cause (Column F) — Severance Arrangement with Mr. Moore” (p. 55).

Employment Arrangement with Mr. Browne.

Effective January 1, 2011, we entered into an employment agreement with Mr. Browne, and effective on July 25, 2011, we agreed to amend our employment agreement with Mr. Browne. The amended agreement, which will expire on January 1, 2015, provides for an annual base salary of $295,000, which has been adjusted annually, most recently to $343,000 on July 1, 2014, and eligibility for an annual bonus with a target of 75% of his annual base salary. The agreement also provides that, in the event that we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement under the securities laws, Mr. Browne will disgorge all incentive-based compensation he received during the three years preceding the accounting restatement, to the extent that such compensation was based on erroneous data, in excess of what would have been paid to him under the accounting restatement. Mr. Browne’s 2011 employment agreement also includes provisions pertaining to change of control and severance benefits. For a discussion of these benefits, see “Executive Compensation — Potential Payments Upon Termination or Change in Control — Termination Upon or Within One Year Following a Change in Control (Other Than for Cause or By the Employee for Good Reason) (Column D) — Change in Control Arrangement with Our Other Named Executive Officers” (p. 54) and “Executive Compensation — Potential Payments Upon Termination or Change in Control — Termination Without Cause (Column F) — Severance Arrangement with Our Other Named Executive Officers” (p. 55).

Employment Arrangement with Dr. Hoare.

Effective September 12, 2013, we entered into an employment agreement with Dr. Hoare. The terms of the agreement, which will expire on January 1, 2015, are the same as the terms of our 2011 amended employment agreement with Mr. Browne, except that Dr. Hoare’s agreement provides that his annual base salary is $309,000, which was adjusted to $326,500 on July 1, 2014. For a discussion of the terms of Dr. Hoare’s employment agreement, see “— Employment Arrangement with Gregory H. Browne” (p. 41).

Employment Arrangement with Dr. Morris.

Effective January 1, 2011, we entered into an employment agreement with Dr. Morris, and effective on June 5, 2012, we agreed to amend his employment agreement. The terms of the amended agreement, which will expire on January 1, 2015, are the same as the terms of our 2011 employment agreement with Mr. Browne, except that Dr. Morris’s agreement provides that his annual base salary is $268,000, which has been adjusted annually, most recently to $315,500 on July 1, 2014. For a discussion of the terms of Dr. Morris’s employment agreement, see “— Employment Arrangement with Gregory H. Browne” (p. 41).

Employment Arrangement with Mr. Wise.

Effective January 1, 2011, we entered into a new employment agreement with Mr. Wise and effective on July 25, 2011, we agreed to amend our employment agreement with Mr. Wise. The amended agreement, which will expire on January 1, 2015, are the same as the terms of our 2011 employment agreement with Mr. Browne, except that Mr. Wise’s agreement provides that his annual base salary is $287,000, which has been adjusted annually, most recently to $330,000 on July 1, 2014. For a discussion of the terms of Mr. Wise’s employment agreement, see “— Employment Arrangement with Gregory H. Browne” (p. 41).

Salary and Cash Incentive Awards in Proportion to Total Compensation.

The following table sets forth the percentage of each Named Executive Officer’s total fiscal year 2014 compensation, as reflected in the Summary Compensation Table, paid in the form of base salary and annual cash bonus awards.

Percentage of Total Compensation (%)

Daniel J. Moore	32.4
Gregory H. Browne	49.6
Rohan H. Hoare (1)	32.8
Milton M. Morris	54.2
David S. Wise	48.3
_________________
(1)	Dr. Hoare’s percentage was calculated using his base salary and prorated annual cash bonus award for the portion of fiscal year 2014 (approximately 63%) during which he was an employee.

Bonus (Column D)

The amounts to be reported in Column D represent bonus awards to our Named Executive Officers other than annual awards under our Fiscal Year 2014 Executive Bonus Program, which are reported in Column G.

Stock Awards (Column E)

The amounts reported in Column E reflect the aggregate grant date fair value for stock awarded during the fiscal year ended April 25, 2014, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 25, 2014 (“2014 Form 10-K”).

The Compensation Committee approves annual equity awards for our Named Executive Officers, including restricted shares of our common stock, phantom stock units, and options to purchase shares of our common stock, on our quarterly grant date during our first fiscal quarter. Our quarterly grant dates, commencing with fiscal year 2011, are on June 15, September 15, December 15, and March 15 of each year, unless the grant date falls within a trading blackout period or the Compensation Committee is otherwise unable to meet on that date, in which event our grant date is postponed in five-day increments until we are no longer in a trading blackout period or the Compensation Committee is able to meet.

The larger amounts in Column E for fiscal year 2012, relative to fiscal years 2013 and 2014, for all Named Executive Officers (other than Dr. Hoare) resulted from a performance-based stock award in addition to the annual award in fiscal year 2012. The performance-based awards vest on the achievement of annual or cumulative performance targets for the four-year period that commenced with fiscal year 2012. The Compensation Committee grants stock awards with time-based vesting conditions annually; whereas, it has granted performance-based stock awards every three or four years, depending on the nature of the performance targets and the circumstances.

For additional information regarding the stock awards reported in Column E, see “Compensation Discussion and Analysis — Executive Compensation for Fiscal Year 2014 — Equity Awards” (p. 34).

Option Awards (Column F)

The amounts reported in Column F reflect the aggregate grant date fair value for stock options awarded during the fiscal year ended April 25, 2014, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements included in our 2014 Form 10-K.

The fiscal year 2014 stock option awards vest at the rate of 25% of the optioned shares on each of the first four anniversaries of the grant date. For additional information regarding the stock option awards reported in Column F, see “Compensation Discussion and Analysis — Executive Compensation for Fiscal Year 2014 — Equity Awards” (p. 34).

Non-Equity Incentive Plan Compensation (Column G)

The amounts reported in Column G represent the cash amounts paid to our Named Executive Officers under our Fiscal Year 2014 Executive Bonus Program. The amounts for fiscal year 2014 were approved by the Compensation Committee and paid to our executive officers in June 2014, following the end of fiscal year 2014.

Bonus Funding. In fiscal year 2014, we paid annual bonuses to our executive officers, as described below, based on the extent of achievement of certain company performance objectives. For additional information about these performance objectives, see “Compensation Discussion and Analysis — Executive Compensation for Fiscal Year 2014 — Annual Executive Bonus Program — Performance Objectives” (p. 33).

Under the terms of the Fiscal Year 2014 Executive Bonus Program, the portion of the bonus tied to certain company performance objectives (net sales and income from operations) was scaled down or up by 2% for each 1% of underachievement or overachievement, respectively, between an underachievement of at least 80% and an overachievement of up to 125%. The other performance objectives were not scaled and must be met to contribute to the officers’ bonuses. For example, our actual net sales for fiscal year 2014 was 99.57% of the performance objective target (actual sales of $282.014 million against a target of $283.241 million). Applying the scaling factor, the 0.43% underachievement was scaled down to 0.86% to give an achievement factor for the net sales target of 99.14%. Since our net sales target represents 35% of each executive’s annual bonus, the portion of each executive officer’s annual bonus attributable to this performance objective was 34.70% (99.14% x 35.00%) of his or her target bonus amount.

The table below shows the target for each performance objective in the Fiscal Year 2014 Executive Bonus Program, our actual results for each objective, and the corresponding target achievement factor and bonus achievement factor for the executive bonuses.

Performance Objective	Target	Actual Result (1)	Target Achievement Factor (%)	Bonus Achievement Factor (%)

Net Sales	$283,241,000	$282,014,000	99.57	34.70
Income from Operations	$87,770,000	$80,012,000	91.27	28.29
Centro Generator – FDA or CE Mark Regulatory Submission	April 25, 2014	Not Completed	10.00	0.00
AspireSR Generator – FDA or CE Mark Regulatory Submission	April 25, 2014	Completed	10.00	10.00
ProGuardian System – FDA or CE Mark Regulatory Submission	April 25, 2014	Not Completed	10.00	0.00
			TOTAL	73.59
_________________
(1)	Net Sales and Income from Operations are rounded to the nearest $1,000 for purposes of calculating the achievement factor.

Based on the achievement of company objectives shown above, the Committee then approved the bonus amounts shown in Column G. For additional information about the Committee’s determination of annual bonus amounts, see “Compensation Discussion and Analysis — Executive Compensation for Fiscal Year 2014 — Annual Executive Bonus Program — Bonus Determinations” (p. 34).

All Other Compensation (Column H)

The amounts reported in Column H represent the aggregate dollar amount for all other benefits and payments received by our Named Executive Officers. The following table shows the nature of the benefits and payments and specific amounts for each included in Column H.

	Year	Supplemental Life Insurance ($)	401(k) Company Match ($)	Relocation Benefit ($)	Consulting Fees ($)	Patent Awards ($)	Total ($)

Mr. Moore	2014	2,200	7,817	—	—	—	10,017
	2013	2,200	7,225	1,220	—	—	10,644
	2012	2,200	7,368	—	—	—	9,568
Mr. Browne	2014	—	6,594	—	—	—	6,594
	2013	—	7,278	—	—	—	7,278
	2012	—	7,199	—	—	—	7,199
Dr. Hoare	2014	—	5,587	—	134,875	—	140,462
	2013	—	—	—	15,750	—	15,750
	2012	—	—	—	—	—	81,000
Dr. Morris	2014	—	7,733	—	—	—	7,733
	2013	—	7,620	—	—	1,000	8,620
	2012	—	7,525	—	—	—	7,525
Mr. Wise	2014	—	7,742	—	—	—	7,742
	2013	—	7,620	—	—	—	7,620
	2012	—	7,442	—	—	—	7,442

Total Compensation (Column I)

The amounts reported in Column I are the sum of Columns C through H for each of our Named Executive Officers.

Grants of Plan-Based Awards

Grants of Plan-Based Awards for Fiscal Year 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	C Threshold ($)	D Target ($)	E Maximum ($)	F All Other Stock Awards: Number of Shares of Stock or Units (#)	G All Other Options Awards: Number of Securities Under Options (#)	H Exercise or Base Price of Option Awards ($/Sh)	I Grant Date Fair Value of Stock and Option Awards ($)

Mr. Moore		0	625,000	843,750	—	—	—	—
	06/15/2013	—	—	—	21,194	—	—	1,099,969
	06/15/2013	—	—	—	—	46,626	51.90	1,079,039

Mr. Browne		0	252,000	340,200	—	—	—	—
	06/15/2013	—	—	—	4,816	—	—	249,950
	06/15/2013	—	—	—	—	10,595	51.90	245,194

Dr. Hoare		0	147,069	198,543	—	—	—	—
	09/15/2013	—	—	—	4,492	—	—	231,473
	09/15/2013	—	—	—	—	9,972	51.90	230,989

Dr. Morris		0	231,750	312,863	—	—	—	—
	06/15/2013	—	—	—	3,853	—	—	199,971
	06/15/2013	—	—	—	—	8,476	51.90	196,155

Mr. Wise		0	240,000	324,000	—	—	—	—
	06/15/2013	—	—	—	4,816	—	—	249,950
	06/15/2013	—	—	—	—	10,595	51.90	245,194

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns C, D, and E)

The amounts reported in Column D represent the target amount for each Named Executive Officer’s annual bonus under the Fiscal Year 2014 Executive Bonus Program. The amounts reported in Columns C and E represent the range of bonus amounts (0% to 135% of Target) that may be awarded under the bonus program, depending on the extent to which the company achieves its performance objectives. Dr. Hoare, because he commenced participation in the program on September 12, 2013, was eligible for approximately 63% of what would have been his Target and Maximum amounts had he participated throughout the entirety of fiscal year 2014. For a discussion of the Fiscal Year 2014 Executive Bonus Program and amounts actually paid, see “Compensation Discussion and Analysis — Executive Compensation for Fiscal Year 2014 — Annual Executive Bonus Program” (p. 33).

All Other Stock Awards (Column F)

The numbers of shares reported in Column F represent fiscal year 2014 stock awards made in June 2013 and September 2013 (in the case of Dr. Hoare). For a discussion of the stock awards reported in Column F, see “Compensation Discussion and Analysis — Executive Compensation for Fiscal Year 2014 — Equity Awards” (p. 34).

All Other Option Awards (Column G)

The numbers of shares reported in Column G represent shares of our common stock subject to options granted in June 2013 and September 2013 (in the case of Dr. Hoare). For a discussion of the stock option awards reported in Column G, see “Compensation Discussion and Analysis — Executive Compensation for Fiscal Year 2014 — Equity Awards” (p. 34).

Exercise or Base Price of Option Awards (Column H)

The prices reported in Column H represent the price our executive officers must pay us per share of common stock upon the exercise of the stock option awards reported in Column G.

Grant Date Fair Value of Stock and Option Awards (Column I)

The amounts reported in Column I represent the fair value of the stock and stock option awards computed in accordance with FASB ASC Topic 718 on the grant date. The fair value for stock awards is calculated by multiplying the number of shares in each award by the closing price of our common stock on the NASDAQ Stock Market on the grant date. The fair value for stock option awards is calculated by multiplying the number of shares subject to the option by the Black-Scholes value of the stock option on the grant date.

Value of Outstanding Equity Awards at Fiscal 2014 Year-End

The following table provides information concerning unexercised options and stock that has not vested for our Named Executive Officers.

Outstanding Equity Awards as of April 25, 2014
	Option Awards					Stock Awards
A Name	B Number of Securities Underlying Unexercised Options (#) Exercisable	C Number of Securities Underlying Unexercised Options (#) Unexercisable	D Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	E Option Exercise Price ($)	F Option Expiration Date	G Number of Shares or Units of Stock That Have Not Vested (#)	H Market Value of Shares or Units of Stock That Have Not Vested ($)	I Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	J Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Daniel J. Moore	1,396	11,776	—	24.33	06/15/2020	—	—	—	—
	23,395	23,395	—	25.71	06/15/2021	—	—	—	—
	7,580	22,738	—	42.52	06/15/2022	—	—	—	—
	—	46,626	—	51.90	06/15/2023	—	—	—	—
	—	—	—	—	—	83,371	5,003,927	103,128	6,189,743

Gregory H. Browne	—	4,254	—	24.33	06/15/2020	—	—	—	—
	—	8,129	—	25.71	06/15/2021	—	—	—	—
	—	7,954	—	42.52	06/15/2022	—	—	—	—
	—	10,595	—	51.90	06/15/2023	—	—	—	—
	—	—	—	—	—	17,766	1,066,315	26,813	1,609,316

Rohan H. Hoare	—	9,972	—	51.53	09/15/2023	—	—	—	—
	—	—	—	—	—	4,492	269,610	—	—

Milton M. Morris	13,000	—	—	16.38	01/16/2019	—	—	—	—
	13,756	—	—	14.72	06/08/2019	—	—	—	—
	9,432	3,144	—	24.33	06/15/2020	—	—	—	—
	7,817	7,817	—	25.71	06/15/2021	—	—	—	—
	2,587	7,759	—	42.52	06/15/2022
	—	8,476		51.90	06/15/2023
	—	—	—	—	—	16,373	982,707	26,813	1,609,316

David S. Wise	13,038	4,346	—	24.33	06/15/2020	—	—	—	—
	7,779	7,779	—	25.71	06/15/2021	—	—	—	—
	2,716	8,147	—	42.52	06/15/2022	—	—	—	—
	—	10,595	—	51.90	06/15/2023	—	—	—	—
	—	—	—	—	—	17,533	1,052,331	26,813	1,609,316

Number of Securities Underlying Unexercised Options (Columns B and C)

The option awards reported in Column C vest 25% annually on each of the first four anniversaries of the grant date. The grant date is 10 years prior to the expiration date in Column F.

Number of Shares or Units of Stock That Have Not Vested (Column G)

The table below shows the vesting schedule by fiscal year for the restricted stock awards and, in the case of Mr. Moore, phantom stock units, reported in Column G.

	Fiscal Year 2015	Fiscal Year 2016	Fiscal Year 2017

Mr. Moore	48,396	13,781	21,194
Mr. Browne	8,129	4,821	4,816
Dr. Hoare	—	—	4,492
Dr. Morris	7,817	4,703	3,853
Mr. Wise	7,779	4,938	4,816

Market Value of Shares or Units of Stock That Have Not Vested (Column H)

The market values of restricted stock awards reported in Column H were calculated using the closing price of our common stock on April 25, 2014, which was the last business day of our fiscal year 2014, of $60.02, multiplied by the number of shares in Column G.

Number of Equity Incentive Plan Shares, Units of Stock or Other Rights That Have Not Vested (Column I)

The table below shows the vesting schedule by fiscal year for the performance-based restricted stock and phantom stock unit awards reported in Column I, assuming that all performance targets are achieved on the earliest possible date.

	Fiscal Year 2015	Fiscal Year 2016	Fiscal Year 2017

Mr. Moore	71,876	31,252	—
Mr. Browne	18,688	8,125	—
Dr. Hoare	—	—	—
Dr. Morris	18,688	8,125	—
Mr. Wise	18,688	8,125	—

Market Value of Equity Incentive Plan Awards That Have Not Vested (Column J)

The market values of the performance-based restricted stock and phantom stock unit awards reported in Column J were calculated using the closing price of our common stock on April 25, 2014, which was the last business day of our fiscal year 2014, of $60.02, multiplied by the number of shares set forth in Column I.

Option Exercises and Stock Vested During Fiscal Year 2014

The following table provides information concerning each exercise of stock options and each vesting of stock, including restricted stock, restricted stock units and similar instruments during the fiscal year ended April 25, 2014 on an aggregated basis with respect to each of our Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Moore	48,000	1,770,010	73,551	4,142,047
Mr. Browne	21,642	701,055	15,008	773,195
Dr. Hoare	—	—	—	—
Dr. Morris	15,000	512,179	12,788	657,977
Mr. Wise	47,061	2,042,525	15,192	782,745

Fiscal Year 2014 Nonqualified Deferred Compensation

	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Mr. Moore	153,414	—	10,702	—	208,396
Mr. Browne	—	—	—	—	—
Dr. Hoare	7,606	—	(146)	—	7,460
Dr. Morris	—	—	—	—	—
Mr. Wise	31,808	—	2,045	—	43,556

Executive Contributions in Last Fiscal Year

All Executive Contributions shown in the table are reported in the Salary column of the Summary Compensation Table in this Proxy Statement. Mr. Browne and Dr. Morris did not make any contributions.

Registrant Contributions in Last Fiscal Year

We do not make contributions for the account of any of our officers.

Aggregate Earnings in Last Fiscal Year

No amounts of Aggregate Earnings shown in the table above have been reported in the current year’s Summary Compensation Table for any of our Named Executive Officers since the earnings were not preferential or above-market.

Aggregate Withdrawals / Distributions

None of our Named Executive Officers took a withdrawal or distribution from the plan in fiscal year 2014.

The Cyberonics, Inc. Nonqualified Deferred Compensation Plan (“NDCP”)

We adopted the NDCP on January 1, 2013. The NDCP permits senior management employees (directors, senior directors, and officers) to defer up to 50% of their annual base salary and commissions and 100% of their bonus or performance-based compensation. To date, we have chosen not to make matching or discretionary contributions for the accounts of our officers who participate in the NDCP. Were we to choose to do so, company contributions would vest at the rate of 20% for each year of employment.

When participants elect to defer contributions to the NDCP, they can elect to create separate accounts with different in-service or retirement distribution dates and amounts. Distributions may be made on a certain future date (as long as that date is at least five years beyond the period of deferral) or at retirement, or, for specified employees under Section 409A of the Internal Revenue Code, six months after the date of retirement (in the form of a lump sum distribution or installments over a period of up to 10 years). All distributions are made in cash, and there are limited opportunities to change the distribution elections. These include a hardship withdrawal and a “redeferral” election that must be made at least 12 months prior to a scheduled payment (and only if the redeferral is for at least an additional five years).

Participants receive credits for gains or debits for losses daily based on funds that are indexed to 14 investment alternatives. These investment alternatives, and their one-year investment returns as of March 31, 2014, are as follows:

Fund	One-Year Return as of March 31, 2014

Ivy Asset Strategy I (IVAEX)	17.72%
American Century Value Instl (AVLIX)	21.03%
Dreyfus Basic S&P 500 Stock Index (DSPIX)	21.64%
Fidelity Growth Company (FDGRX)	30.11%
American Century Mid-Cap Value Instl (AVUAX)	21.33%
Nationwide Mid-Cap Market Index Instl (GMXIX)	20.97%
Goldman Saks Growth Opportunities Svc (GGOSX)	22.78%
Franklin Small-Cap Value Adv (FVADX)	24.65%
ClearBridge Small-Cap Growth I (SBPYX)	26.89%
Invesco International Growth R5 (AIEVX)	15.57%
Delaware Emerging Markets Instl (DEMIX)	10.02%
Pimco Total Return Admin (PTRAX)	-1.49%
Pimco Real Return Admin (PARRX)	-7.39%
Nationwide Money Market Instl (GMIXX)	0.00%

Potential Payments Upon Termination or Change in Control

The discussion and table below disclose the amount of compensation and/or other benefits due to our Named Executive Officers in the event of a change of control of our company or their termination of employment, including, but not limited to, in connection with a change in control. The amounts disclosed assume that the applicable triggering event was effective as of April 25, 2014 and the price of our stock was $60.02 per share (the closing price of our common stock on that date). Accordingly, the disclosure includes amounts earned through April 25, 2014 and estimates of the amounts that would be paid to the Named Executive Officers upon a change in control, or their respective termination, as applicable. The actual amounts to be paid can only be determined at the time of the change in control or the Named Executive Officer’s actual separation from our company.

A Name	B Benefit	C Change in Control ($)	D Termination Upon or Within One Year Following a Change in Control (Other Than for Cause or By the Employee for Good Reason) ($)	E Termination Due to Death or Disability ($)	F Termination Without Cause ($)

Daniel J. Moore	Salary and Bonus	—	2,357,940	—	2,357,940
	Equity Compensation Stock Options Restricted Shares	1,999,486 11,193,670	1,999,486 11,193,670	1,999,486 11,193,670	1,048,897 7,218,725
	Health Care Continuation Coverage	—	57,108	—	57,108
	Other Benefits (Interest; Life Insurance)	—	38,511	3,048,750	38,511
	Total	13,193,156	15,646,715	16,241,906	10,721,181

Gregory H. Browne	Salary and Bonus	—	1,176,000	—	862,507
	Equity Compensation Stock Options Restricted Shares	655,958 2,675,632	655,958 2,675,632	655,958 2,675,632	359,163 487,903
	Health Care Continuation Coverage	—	23,897	—	23,897
	Other Benefits (Life Insurance)	—	—	300,000	—
	Total	3,331,590	4,531,487	3,631,590	1,733,470

Rohan H. Hoare	Salary and Bonus	—	1,081,500	—	567,788
	Equity Compensation Stock Options Restricted Shares	84,662 269,610	84,662 269,610	84,662 269,610	21,166 —
	Health Care Continuation Coverage	—	7,849	—	7,849
	Other Benefits (Life Insurance)	—	—	300,000	—
	Total	354,272	1,443,621	654,272	596,803

Milton M. Morris	Salary and Bonus	—	1,081,500	—	731,128
	Equity Compensation Stock Options Restricted Shares	585,018 2,592,024	585,018 2,592,024	585,018 2,592,024	308,754 469,176
	Health Care Continuation Coverage	—	23,897	—	23,897
	Other Benefits (Life Insurance)	—	—	300,000	—
	Total	3,177,042	4,282,439	3,477,042	1,532,955

David S. Wise	Salary and Bonus	—	1,120,001	—	818,918
	Equity Compensation Stock Options Restricted Shares	650,610 2,661,647	650,610 2,661,647	650,610 2,661,647	357,580 466,896
	Health Care Continuation Coverage	—	23,897	—	23,897
	Other Benefits (Life Insurance)	—	—	300,000	—
	Total	3,312,257	4,456,155	3,612,257	1,667,291

Change in Control (Column C)

Our Amended and Restated 1997 Stock Plan, 2005 Stock Plan, 2009 Stock Plan, and Amended and Restated New Employee Equity Inducement Plan (collectively, the “Equity Incentive Plans”) state that upon a Change of Control, as described below, all outstanding equity awards vest. A “Change of Control” occurs, in general, upon:

•	the acquisition by another person or entity of 50% or more of the outstanding shares of our stock;
•
our reorganization, merger or consolidation or other form of corporate transaction where our stockholders prior to the transaction do not own more than 50% of the combined voting power of the resulting company’s outstanding securities;

•	the sale or disposition of all or substantially all of our assets;
•	a change in the composition of our Board, as a result of which fewer than a majority of the directors are incumbent directors; or
•	the approval by our Board or our stockholders of our liquidation or dissolution.

The unvested equity awards granted to our Named Executive Officers include stock options, shares of restricted stock, and phantom stock units. The accelerated vesting of stock options is reflected in the table as an amount equal to the difference between the exercise price for each option and the market price per share (which, on the last day of the fiscal year ended April 25, 2014, was $60.02), multiplied by the number of unvested shares subject to the option. The numbers of optioned shares of stock subject to accelerated vesting on a Change in Control and the corresponding exercise price for each Named Executive Officer was (1) 11,776 shares at $24.33 per share, 23,395 shares at $25.71 per share, 22,738 shares at $42.52 per share, and 46,626 shares at $51.90 per share for Mr. Moore; (2) 4,254 shares at $24.33, 8,129 shares at $25.71 per share, 7,954 shares at $42.52 per share, and 10,595 shares at $51.90 per share for Mr. Browne; (3) 9,972 shares at $51.53 per share for Dr. Hoare; (4) 3,144 at $24.33 per share, 7,817 shares at $25.71 per share, 7,759 shares at $42.52 per share, and 8,476 shares at $51.90 per share for Dr. Morris; and (5) 4,346 shares at $24.33 per share, 7,779 shares at $25.71 per share, 8,147 shares at $42.52 per share, and 10,595 shares at $51.90 per share for Mr. Wise.

The amount attributable to accelerated vesting of restricted shares (and phantom stock units in the case of Mr. Moore) was determined by multiplying the market price per share on the last day of the fiscal year ended April 25, 2014 ($60.02) by the number of unvested restricted shares for each Named Executive Officer, which was (1) 186,499 shares in the case of Mr. Moore; (2) 44,579 shares in the case of Mr. Browne; (3) 4,492 shares in the case of Dr. Hoare; (4) 43,186 shares in the case of Dr. Morris; and (5) 44,346 shares in the case of Mr. Wise.

Termination Upon or Within One Year Following a Change in Control (By the Company Other Than for Cause or By the Employee for Good Reason) (Column D)

The amounts shown in Column D are paid following the executive officer’s termination within one year following a Change in Control, if we terminate the executive’s employment without “Cause” or if the executive terminates his employment for a “Good Reason.”

Change in Control Arrangement with Mr. Moore.

Mr. Moore’s benefits in the event of his termination without “Cause” following a change in control are those he is eligible to receive in the event of a “Change of Control,” as reflected in Column C, plus those benefits provided by his employment agreement in the event of his termination without “Cause” or for “Good Reason.” Pursuant to Mr. Moore’s 2011 employment agreement, if Mr. Moore’s employment is terminated (1) by us without “Cause” (as described below) or (2) by Mr. Moore for “Good Reason” (as described below) during the one-year period following the Change of Control, in addition to the accelerated vesting of equity awards, we will provide the following benefits to Mr. Moore:

•	a payment equal to two times the sum of Mr. Moore’s current annual base salary and average bonus amount for the two most recent fiscal years;
•	medical and dental coverage for a period of 24 months; and
•	interest at the prime rate of interest on any severance benefits delayed for six months to avoid the excise tax under Section 409A of the Internal Revenue Code.

A termination is for “Cause” if Mr. Moore, after written notice and an opportunity to cure, has:

•	breached a material provision of his employment agreement;
•	willfully engaged in conduct that is materially and demonstrably injurious to our company;
•	willfully failed to comply with a lawful directive of our Board;
•	failed to comply with our written policies and procedures;
•	engaged in fraud, dishonesty or misappropriation of our assets, business, customers, suppliers or employees;
•	been convicted of a felony; or
•	continually failed or refused to perform satisfactorily, or grossly neglected, his duties, other than as resulted from physical or mental illness.

“Good Reason” means, in general:

•	a reduction in Mr. Moore’s base salary;
•	an adverse change in Mr. Moore’s title, status, authority, duties or responsibilities, except as necessitated by our change to a subsidiary of a public company following a change in control;
•	our failure to obtain the agreement of any successor company to perform our obligations under Mr. Moore’s employment agreement; or
•	our breach of any material provision of Mr. Moore’s employment agreement.

The accelerated vesting of Mr. Moore’s unvested equity awards as a result of the Change in Control (see “— Change in Control (Column C)” (p. 52)) are calculated in the manner described above in connection with Column C.

The amount in the “Other Benefits” row in Column D is interest payable to Mr. Moore for a six-month delay in delivering the severance benefits per the terms of his employment agreement. The interest on delayed severance benefits is calculated based on the prime rate of interest as of April 25, 2014, the last day of fiscal year 2014. The prime rate of interest reported in the Wall Street Journal on that day was 3.25%. Mr. Moore’s interest payment was estimated to be $38,511.

The cost of Health Care Continuation Coverage is calculated based on our estimated cost to maintain Mr. Moore’s medical and dental benefits under our group insurance plans for 18 months, plus our estimated cost to obtain substantially equivalent benefits for an additional six months.

Receipt of the foregoing benefits is contingent on and subject to Mr. Moore’s (1) avoidance of conduct that did or could have, if known, resulted in his termination for Cause; and (2) adherence to the terms of non-competition, non-solicitation, and confidentiality provisions in his employment agreement for a period of two years following termination of his employment.

Change in Control Arrangements with Our Other Named Executive Officers.

Effective January 1, 2011, our executive officers, other than Mr. Moore and Dr. Hoare, agreed to the terms of an employment agreement with us. Dr. Hoare agreed to the same basic terms in an employment agreement on September 12, 2013. See the discussion of this employment agreement at “Executive Compensation — Summary Compensation — Salary (Column C) — Employment Arrangement with Gregory H. Browne” (p. 41). Each executive officer’s benefits in the event of his or her termination without “Cause” within one year following a change in control are those he or she is eligible to receive in the event of a “Change of Control,” as shown in Column C (see “— Change in Control (Column C)” (p. 52)), plus those benefits provided by his employment agreement. The executive officers’ employment agreements all provide the same benefits, as described below, if, within one year following a “Change of Control” (as defined above for the Equity Incentive Plans, see “— Change in Control (Column C)” (p. 52)), we terminate the executive officer’s employment without “Cause” or the executive officer terminates his employment for a “Good Reason” (both as defined above for Mr. Moore’s employment agreement, see “— Change in Control Arrangement with Mr. Moore” (p. 52)), as follows:

•	a payment equal to two times the sum of the executive officer’s annual base salary and target bonus amount then in effect; and
•	payment of the full cost of premiums to continue medical and dental coverage under our medical and dental insurance programs pursuant to COBRA for a period of 12 months.

Receipt of the foregoing benefits is contingent on and subject to the executive officer’s (1) avoidance of conduct that did or could have, if known, resulted in termination for Cause; and (2) adherence to the terms of a confidentiality provision and to the terms of non-competition and non-solicitation provisions for periods of one and two years, respectively, following termination of employment.

Termination Due to Death (Column E)

Pursuant to the terms of the Equity Incentive Plans, in the event of a Named Executive Officer’s termination of employment due to death, all outstanding stock option, restricted stock, and phantom stock unit awards vest immediately. The amount reported with respect to the accelerated vesting of stock options and restricted share awards has been calculated using the same method described in “— Change in Control (Column C)” (p. 52).

The amount in the “Other Benefits” row in Column E for Mr. Moore is the proceeds of a life insurance policy payable for the benefit of Mr. Moore under the terms of his employment agreement ($3,000,000) and interest payable to Mr. Moore for a six-month delay in delivering the severance benefits per the terms of his employment agreement. The interest on delayed severance benefits is calculated based on the prime rate of interest as of April 25, 2014, the last day of fiscal year 2014. The prime rate of interest reported in the Wall Street Journal on that day was 3.25%. Mr. Moore’s interest payment was estimated to be $48,750.

The amount in the “Other Benefits” row in Column E for the Named Executive Officers other than Mr. Moore is the proceeds of a group term life insurance policy, which, as of April 25, 2014, paid a benefit of 1.5 times an employee’s annual base salary up to a maximum of $300,000.

Termination Due to Disability (Column E)

Pursuant to the terms of the Equity Incentive Plans, in the event of a Named Executive Officer’s termination of employment due to Disability, all outstanding stock option awards, along with all restricted stock and phantom stock unit awards issued from the Cyberonics, Inc. 2009 Stock Plan, vest immediately. “Disability” is defined as total and permanent disability per Internal Revenue Code Section 22(e)(3). The amounts payable for termination of employment due to Disability are equal to the amounts shown in Column E for stock options, plus the amounts shown in Column E for restricted stock.

Termination Without Cause (Column F)

Severance Arrangement with Mr. Moore.

In the event of a termination of Mr. Moore’s employment by us without “Cause” or by Mr. Moore for “Good Reason” (each as defined in his employment agreement, see “— Termination Upon or Within One Year Following a Change in Control (Other Than for Cause or By the Employee for Good Reason) (Column D) — Change in Control Arrangement with Mr. Moore” (p. 52)), Mr. Moore is entitled to receive the following severance benefits:

•	a payment equal to two times the sum of his curre nt annual base salary and average bonus amount for the two most recent fiscal years;
•
accelerated vesting of that number of stock options and time-vested restricted shares and phantom stock units as would otherwise have vested if he had remained employed for a period through the date that is 12 months from the date of termination;

•
accelerated vesting of that number of performance-vested restricted shares and phantom stock units as to which the company has made measureable progress consistent with achievement of the objective within the established time frame or as to which the Compensation Committee determines to accelerate vesting;

•	medical and dental coverage for a period of 24 months; and
•	interest at the prime rate of interest on any severance benefits delayed for six months to avoid the excise tax under Section 409A of the Internal Revenue Code.

The amount in the table was calculated by multiplying $60.02 (the closing price of our stock on April 25, 2014) by 42,508 time-vested restricted shares and phantom stock units that would have vested within 12 months of April 25, 2014 and 103,128 performance-based restricted shares and phantom stock units that could be subject to acceleration under the terms of Mr. Moore’s employment agreement.

Receipt of the foregoing benefits is contingent on and subject to Mr. Moore’s (1) avoidance of conduct that did or could have, if known, resulted in his termination for Cause; and (2) adherence to the terms of non-competition, non-solicitation, and confidentiality provisions in his employment agreement for a period of two years following termination of his employment.

Severance Arrangements with Our Other Named Executive Officers.

Effective January 1, 2011, as to our executive officers other than Dr. Hoare, and effective September 12, 2013 as to Dr. Hoare, our executive officers other than Mr. Moore agreed to the terms of an employment agreement with us. For a discussion of the terms of these agreements, see the discussion above at “— Termination Upon or Within One Year Following a Change in Control (Other Than for Cause or By the Employee for Good Reason) (Column D) — Change in Control Arrangements with Our Other Named Executive Officers” (p. 54). The employment agreement provides severance benefits payable if we terminate the executive officer’s employment without “Cause” or the executive officer terminates employment for a “Good Reason” (both as defined above for Mr. Moore’s employment agreement, see “— Change in Control Arrangement with Mr. Moore” (p. 52)), as follows:

•
a payment equal to 1.5 times the sum of the executive officer’s annual base salary and the average bonus amount paid to the executive for the past two fiscal years (or 60% of the officer’s target bonus amount for a termination before the officer’s second employment anniversary);

•
accelerated vesting of that number of stock options and time-vested restricted shares as would otherwise have vested if the executive officer had remained employed for a period through the date that is 12 months from the date of termination; and

•	payment of the full cost of premiums to continue medical and dental coverage under our medical and dental insurance programs pursuant to COBRA for a period of 12 months.

Receipt of the foregoing benefits is contingent on and subject to the executive officer’s (1) avoidance of conduct that did or could have, if known, resulted in termination for Cause; and (2) adherence to the terms of a confidentiality provision and to the terms of non-competition and non-solicitation provisions for periods of one and two years, respectively, following termination of employment.

The amounts shown in Column F of the table above were calculated in the manner described above in connection with Column D. See the discussion above at “— Termination Upon or Within One Year Following a Change in Control (Other Than for Cause or By the Employee for Good Reason) (Column D) — Change in Control Arrangements with Our Other Named Executive Officers” (p. 54).

NON-EMPLOYEE DIRECTOR COMPENSATION

General

At the outset of each fiscal year, the Compensation Committee reviews the total compensation paid to our non-employee directors and non-executive Chairman of our Board (“Chairman”). The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties and to compensate our directors fairly for their services. The review includes the consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (1) the time and effort involved in preparing for Board and committee meetings and the additional duties assumed by committee chairs and our Chairman; (2) the level of continuing education required to remain informed of broad corporate governance trends and material developments relevant to strategic initiatives within our company; (3) the risks associated with fulfilling fiduciary duties; and (4) the compensation paid to directors at a peer group of companies as determined by the Compensation Committee’s compensation consultant.

The following table sets forth a summary of the compensation we paid to our non-employee directors during the fiscal year ended April 25, 2014. Mr. Moore, who is both a director and a full-time employee, received no compensation for serving as a director.

Director Compensation for the Fiscal Year Ended April 25, 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Guy C. Jackson	65,000	124,958	189,958
Joseph E. Laptewicz, Jr.	57,500	124,958	182,458
Hugh M. Morrison	115,000	124,958	239,958
Alfred J. Novak	55,000	124,958	179,958
Arthur L. Rosenthal	65,000	124,958	189,958
Jon T. Tremmel	47,500	124,958	172,458
_________________
(1)
The amounts reported in this column reflect the aggregate grant date fair value for stock awarded during the fiscal year ended April 25, 2014.

As of April 25, 2014, the aggregate number of unvested stock awards granted to each director was as follows: Mr. Jackson – 2,454; Mr. Laptewicz – 2,454; Mr. Morrison – 2,454; Mr. Novak — 2,454; Dr. Rosenthal – 2,454; and Mr. Tremmel – 5,326. As of April 25, 2014, the aggregate number of unexercised stock option awards granted to each director is zero.

Fiscal Year 2014 Cash Payments

Each non-employee director received the following compensation in fiscal year 2014:

•	a cash retainer of $40,000, plus an additional $75,000 for our Chairman;
•	an additional cash retainer of $10,000 for each member of the Audit Committee, plus an additional $10,000 for the chairperson of the committee;
•	an additional cash retainer of $7,500 for each member of the Compensation Committee, plus an additional $7,500 for the chairperson of the committee; and
•	an additional cash retainer of $5,000 for each member of the Nominating & Governance Committee, plus an additional $5,000 for the chairperson of the committee.

Fiscal Year 2014 Equity-Based Compensation

In addition to cash compensation, our non-employee directors are entitled to receive annual restricted stock awards under our equity compensation plans. On September 19, 2013, following our Annual Meeting of Stockholders, our Board approved an award of 2,454 shares of restricted stock (representing $125,000 divided by the closing share price ($50.92) on the grant date and rounded down to the nearest whole share) to each of our non-employee directors. All of the shares subject to each award will vest on the first anniversary of the grant date.

Fiscal Year 2014 Director Compensation

Director compensation for fiscal year 2015 will be the same as the fiscal year 2014 director compensation.

AUDIT MATTERS

Report of the Audit Committee

During the fiscal year ended April 25, 2014, the Audit Committee was chaired by Guy C. Jackson and comprised the following members: Guy C. Jackson, Alfred J. Novak, and Arthur L. Rosenthal, Ph.D.

Each member of the Audit Committee is an independent director as such term is defined under the Securities Exchange Act of 1934, as amended, and current listing requirements of The NASDAQ Stock Market LLC (“NASDAQ”). The Audit Committee is governed by an Audit Committee Charter, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and the listing requirements of NASDAQ. The Audit Committee Charter may be further amended to comply with the rules and regulations of the Securities and Exchange Commission and NASDAQ listing standards as they continue to evolve. A copy of the Audit Committee Charter is available on our website at http://ir.cyberonics.com/governance.cfm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Cyberonics, Inc. Annual Report on Form 10-K for the fiscal year ended April 25, 2014 with Cyberonics’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing and expressing an opinion about whether the consolidated financial statements are presented fairly in all respects, in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is also responsible for performing an independent audit of Cyberonics’s internal control over financial reporting.

The Audit Committee discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in Cyberonics, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 25, 2014 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee of the Board of Directors of Cyberonics, Inc.,

Guy C. Jackson (Chairman)
Alfred J. Novak
Arthur L. Rosenthal, Ph.D.

Audit and Other Fees

Set forth below are the aggregate fees billed by KPMG LLP, our independent registered public accounting firm, for each of our last two fiscal years:

	Fiscal year ended April 25, 2014	Fiscal year ended April 26, 2013

Audit Fees(1)	$1,053,600	$949,600
Audit-Related Fees	––	––
Tax Fees(2)	53,125	237,431
All Other Fees	––	30,000
Total	$1,106,725	$1,217,031
_________________
(1)
Audit Fees are fees we paid to KPMG LLP for professional services related to the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by the firm in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees are fees paid to KPMG LLP for tax compliance, tax advice and tax planning.
(3)	All Other Fees are fees paid to KPMG LLP for due diligence services.

Consistent with the Audit Committee Charter, all services provided by KPMG LLP were pre-approved by the Audit Committee, which has determined that the services provided by KPMG LLP were compatible with maintaining KPMG LLP’s independence. The Audit Committee’s policy is to review and approve the plan and scope of the audit and non-audit services to be provided by KPMG LLP and the fees to be paid for such services.

PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

In accordance with the requirements set forth in the Exchange Act, proposals of our stockholders that are intended to be presented by such stockholders at our 2015 Annual Meeting of Stockholders must be received by us no later than April 8, 2015 in order that they may be included in the proxy statement and proxy card relating to that meeting. If a stockholder intends to submit at the 2015 Annual Meeting of Stockholders a proposal that was not eligible for inclusion in the proxy statement and proxy card, the stockholder must give notice to us in accordance with our Bylaws no later than May 21, 2015. Detailed information for submitting stockholder proposals is available upon written request to our Secretary, David S. Wise, by mail at 100 Cyberonics Boulevard, Houston, Texas 77058 or by facsimile at (281) 283-5369. Please see “Corporate Governance — Director Selection Process” (p. 9) for additional information regarding the submission of director nominees by stockholders.

OTHER MATTERS

Management does not intend to bring before the Annual Meeting any matters other than those set forth herein and has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, then the Proxy Holders will vote the proxies in accordance with their judgment.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report to Stockholders, which includes our consolidated financial statements for the fiscal year ended April 25, 2014, accompanies the proxy material being mailed to all of our stockholders. The Annual Report is not part of the proxy solicitation material.

We will provide you, without charge upon your request, additional copies of our Annual Report on Form 10-K or Annual Report to Stockholders for the fiscal year ended April 25, 2014. You may request such copies by contacting our Secretary, David S. Wise, at 100 Cyberonics Boulevard, Houston, Texas 77058 or by telephone at (281) 228-7200.

APPENDIX A

CYBERONICS, INC.
ANNUAL EXECUTIVE BONUS PROGRAM

ARTICLE 1
ESTABLISHMENT AND PURPOSE

1.1 Purpose. Cyberonics, Inc., a Delaware corporation (the "Company") hereby establishes this Annual Executive Bonus Program (the "Program"). The Program is intended to increase stockholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the objectives set forth by the Compensation Committee of the Board of Directors (the "Committee"). The Program and any payouts hereunder are intended to qualify as performance-based compensation under Section 162(m) of the Code.

1.2 Effective Date. The Program was adopted by the Committee on July 14, 2014, to be effective as of April 26, 2014, subject to stockholder approval of the Program.

ARTICLE 2
DEFINITIONS

The following terms shall have the following meanings (unless the context clearly requires a different meaning):

2.1 "Actual Award" means the actual award (if any) payable to a Participant for the Performance Period. The Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

2.2 "Base Salary" means as to any Performance Period, 100% of the Participant’s salary he or she earned for the applicable Performance Period. Such Base Salary shall be determined prior to any deductions for taxes or benefits and prior to any deferrals of compensation pursuant to a Company-sponsored employee benefit plan.

2.3 "Board" means the Board of Directors of the Company.

2.4 "Cause" means as defined in an employment agreement or similar agreement between the Participant and the Company.

2.5 "Code" means the Internal Revenue Code of 1986, as amended.

2.6 "Committee" means a committee selected by the Board to administer the Program (or a subcommittee thereof) composed of not less than two directors, each of whom is an "outside director" (within the meaning of Section 162(m) of the Code). If a Committee member shall fail to qualify as an "outside director" when administering the Program with respect to a Target Award, such failure shall not invalidate any such Target Award granted by the Committee if such Target Award is otherwise validly granted.

2.7 "Company" means Cyberonics, Inc., a Delaware corporation, and its successors.

2.8 "Determination Date" means as to any Performance Period, the later of (i) the first day of the Performance Period, or (ii) the latest date possible which will not jeopardize the qualification of the payment as performance-based compensation under Section 162(m) of the Code.

2.9 "Effective Date" means April 26, 2014.

2.10 "Maximum Award" means as to any Participant for any Performance Period, two million dollars ($2,000,000). The Maximum Award is the maximum amount which may be paid to a Participant for any Performance Period.

2.11 "Participant" means as to any Performance Period, an officer or other employee of the Company who has been selected by the Committee to participate in the Program for the applicable Performance Period.

2.12 "Payout Formula" means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4, in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.13 "Performance Goal" means a goal which has been established by the Committee in connection with an Award and is based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: net income; cash flow; cash flow on investment; taxes; pre-tax or post-tax profit levels or earnings; operating income or earnings; closings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales; sales growth; sales volume; economic profit; economic value added; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; share price; share price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; revenue before deferral; regulatory body approval for commercialization of a product; implementation or completion of critical projects; research; manufacturing; market share; in-licensing; out-licensing; product development; new product; Company specific operational metrics; safety; government relations; compliance; mergers; and acquisitions or sales of assets or subsidiaries, any of which may be measured in either GAAP or non-GAAP measures, in absolute terms or as compared to any incremental increase or as compared to results of a subsidiary, peer company or peer group.

2.14 "Performance Period" means any fiscal year beginning on or after April 26, 2014.

2.15 "Program" means this Annual Executive Bonus Program.

2.16 "Target Award" means the target award payable under the Program to a Participant for the Performance Period, expressed as: (i) a percentage of his or her Base Salary, (ii) a percentage of a pre-determined bonus pool, or (iii) an amount, as determined by the Committee in accordance with Section 3.3.

ARTICLE 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. On or prior to the Determination Date, the Committee, in its sole discretion, shall select the employees of the Company who shall be Participants for the Performance Period. In selecting Participants, the Committee shall choose employees who are likely to have a significant impact on the performance of the Company. Participation in the Program is in the sole discretion of the Committee and on a Performance Period by Performance Period basis. Accordingly, an employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected as a Participant for any subsequent Performance Period.

3.2 Determination of Performance Goals. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards. On or prior to the Determination Date, the Committee shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (i) be in writing, (ii) be based on a comparison of actual performance to the Performance Goals, (iii) provide for the payment of a Target Award if the Performance Goals for the Performance Period are achieved, and (iv) provide for an Actual Award greater than or less than the Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no Participant’s Actual Award under the Program may exceed the Maximum Award.

2

3.5 Determination of Actual Awards. As soon as administratively practicable after the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Program: (i) the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant that would otherwise be payable under the Payout Formula; and (ii) if a Participant’s employment with the Company is terminated by the Company for a reason other than Cause prior to the date the Actual Award for the Performance Period is paid, the Committee shall reduce his or her Actual Award proportionately based on the date of termination (and subject to further reduction or elimination under clause (i) of this sentence).

ARTICLE 4
PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Program shall be paid solely from the general assets of the Company. Nothing in the Program shall be construed to create a trust or security interest, or to establish or evidence any Participant’s claim of any right other than as an unfunded, unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Payment of each Actual Award shall be made within ten (10) days from conclusion of the audit related to the applicable Performance Period; provided, however, that payment of an Actual Award shall be made no later than March 15 of the calendar year following the calendar year in which such Actual Award vested or the risk of forfeiture lapsed. Notwithstanding the foregoing, no payment of an Actual Award shall be made prior to the Committee’s certification set forth in Section 3.5 of the Program.

4.3 Form of Payment. Actual Awards shall be paid in cash (or its equivalent) in a single lump sum.

4.4 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her for a Performance Period, the Actual Award shall be paid to the Participant’s beneficiary. If a Participant fails to designate a beneficiary or if each person designated as a beneficiary predeceases the Participant or dies prior to distribution of the Participant’s benefits, then the Committee shall direct the distribution of such benefits to the Participant’s estate.

ARTICLE 5
ADMINISTRATION

5.1 Committee is the Administrator. The Program shall be administered by the Committee.

5.2 Committee Authority. The Committee shall have all discretion and authority necessary or appropriate to administer the Program and to interpret the provisions of the Program, consistent with the qualification of the Program as performance-based compensation under Section 162(m) of the Code. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Program shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

5.3 Tax Withholding. The Company shall withhold all applicable taxes from any payment, including any non-U.S., federal, state, and local taxes.

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ARTICLE 6
GENERAL PROVISIONS

6.1 Nonassignability. A Participant shall have no right to assign or transfer any interest under the Program.

6.2 No Effect on Employment; Coordination with Employment Agreements. The establishment and subsequent operation of the Program, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Performance Period or any other period. Employment with the Company is on an at-will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time during a Performance Period, to terminate any individual’s employment without cause and without regard to the effect such termination might have upon the Participant’s receipt of an Actual Award under the Program. In the event of any inconsistency between the terms of the Program and the terms of any employment agreement between the Company and the Participant (whether now in effect or later adopted or amended), the terms of the Program shall prevail; further, whether and to the extent any inconsistency exists shall be interpreted in the sole discretion of the Committee.

6.3 Section 409A of the Code. The Program, including any future amendments thereto which do not expressly amend this Section 6.3, is designed, and shall be administered and operated, in the good faith determination of the Board or the Committee, to comply with, or be exempt from, Section 409A of the Code. Although the Company intends to administer the Program so that it complies with the requirements of Section 409A of the Code, the Company does not warrant that any Actual Award under the Program will in fact comply with Section 409A or qualify for favorable tax treatment under any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of its participation in the Program.

6.4 Savings Clause. The Program is intended to comply in all respects with applicable laws and regulations. In case any one or more of the provisions of the Program shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; provided, however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit the Program to be construed in compliance with all applicable laws so as to foster the intent of the Program.

6.5 Non-Alienation of Benefits. Except to the extent set forth herein as to the rights of the estates or beneficiaries of employees to receive payments, Actual Awards under the Program are non-assignable and non-transferable and are not subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment or levy of any kind.

ARTICLE 7
AMENDMENT AND TERMINATION

The Board or a duly authorized committee thereof may amend or terminate the Program at any time and for any reason.

* * * * *

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APPENDIX B

PROXY

CYBERONICS, INC.

ANNUAL MEETING OF STOCKHOLDERS – SEPTEMBER 18, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Cyberonics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2014 Annual Meeting of Stockholders, and hereby appoints Daniel J. Moore and Darren W. Alch, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Cyberonics, Inc., to be held on September 18, 2014 at 10:00 a.m., central daylight time, at Cyberonics’ offices located at 100 Cyberonics Boulevard, Houston, Texas 77058 and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. In accordance with their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

A majority of such attorneys and substitutes as shall be present and shall act at said meeting or any adjournment or postponements thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR all nominees in Proposal 1, FOR Proposals 2, 3, and 4, and as the proxies deem advisable on such other matters as may come before the meeting.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

IMPORTANT—PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE.

ANNUAL MEETING PROXY CARD

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 4 BELOW.

1.	Election of Directors

	(01) Guy C. Jackson	FOR ALL	WITHHOLD	FOR ALL
	(02) Joseph E. Laptewicz, Jr.		AUTHORITY	EXCEPT
	(03) Daniel J. Moore		FOR ALL
(04) Hugh M. Morrison
(05) Alfred J. Novak
(06) Arthur L. Rosenthal, Ph.D.
(07) Jon T. Tremmel

To withhold authority for an individual nominee, mark “FOR ALL EXCEPT” and write each withheld nominee’s number on the line below:

2.	Proposal to approve the Annual Executive Bonus
Program.
		FOR	AGAINST	ABSTAIN

3.	Proposal to ratify the selection of KPMG LLP
as Cyberonics, Inc.’s independent registered public
	accounting firm for the fiscal year ending April 24, 2015.	FOR	AGAINST	ABSTAIN

4.	Say on Pay – Proposal to approve by advisory vote the
executive compensation described in the Proxy
	Statement.	FOR	AGAINST	ABSTAIN

MARK HERE FOR ADDRESS
CHANGE AND NOTE AT LEFT

Date (mm/dd/yyyy):
Signature:
Signature:
Title:

(This proxy should be dated, signed exactly as your name(s) appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should indicate their title. If the shares are held by joint tenants or as community property, both owners should sign this proxy.)